As filed with the Securities and Exchange Commission on January 4, 2016
Registration No. 333-200825

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 __________________________________________________________________________________________________________

Post-Effective Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________________________________________________________________________________________

Forest City Realty Trust, Inc. (Exact name of registrant as specified in its charter)
Maryland (State or other jurisdiction of incorporation or organization)	47-4113168 (I.R.S. Employer Identification No.)
Terminal Tower, 50 Public Square, Suite 1100 Cleveland, Ohio 44113 (216) 621-6060 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Geralyn M. Presti Terminal Tower, 50 Public Square, Suite 1100 Cleveland, Ohio 44113 (216) 621-6060 (Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________________________________________________________________________________

Copies to:

Thomas A. Aldrich, Esq.
Thompson Hine LLP
3900 Key Center
127 Public Square
Cleveland, Ohio 44114-1291
(216) 566-5500
__________________________________________________________________________________________________________

Approximate date of commencement of proposed sale to the public:  From time to time on or after the effective date of this Registration Statement.
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If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities of Forest City Realty Trust, Inc.	(1)	(1)	(1)	(2)
Class A Common Stock, par value $0.01 per share, of Forest City Realty Trust, Inc.	(1)	(1)	(1)	(2)
Preferred Stock, par value $0.01 per share, of Forest City Realty Trust, Inc.	(1)	(1)	(1)	(2)
Depositary Shares	(1)	(1)	(1)	(2)
Warrants of Forest City Realty Trust, Inc.	(1)	(1)	(1)	(2)
Units	(3)	(3)	(3)	(2)

(1) Not applicable pursuant to General Instruction II.E. An indeterminate aggregate number of securities is being registered pursuant to this Registration Statement as may from time to time be offered at indeterminate prices.

(2) The registrant is deferring payment of any registration fee due in connection with this Registration Statement pursuant to Rule 456(b) and is excluding this information in reliance on Rule 456(b) and Rule 457(r). Any registration fees will be paid subsequently on a pay-as-you-go basis.

(3) Any securities registered pursuant to this Registration Statement may be sold as units with other securities registered under this Registration Statement.

EXPLANATORY NOTE

At 11:59 p.m., Eastern Time, on December 31, 2015 (the “Effective Time”), pursuant to an Agreement and Plan of Merger, dated as of September 15, 2015 (the “Merger Agreement”), by and among Forest City Enterprises, Inc., an Ohio corporation (the “Predecessor Registrant”), Forest City Realty Trust, Inc., a Maryland corporation (the “Registrant”), FCILP, LLC, a Delaware limited liability company, and FCE Merger Sub, Inc., an Ohio corporation (“Merger Sub”), Merger Sub merged with and into the Predecessor Registrant, with the Predecessor Registrant surviving as a wholly-owned subsidiary of the Registrant (the “Merger”). The Merger was completed as part of the plan to reorganize the business operations of the Predecessor Registrant to facilitate its qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. The Merger Agreement was approved by the Predecessor Registrant’s stockholders at a special meeting of stockholders held on October 20, 2015.

Immediately following the Merger, the Registrant became the publicly-traded parent company of the Predecessor Registrant and succeeded to and began conducting, directly or indirectly, all of the business conducted by the Predecessor Registrant immediately prior to the Merger, and the Predecessor Registrant converted into a Delaware limited partnership and changed its name to “Forest City Enterprises, L.P.”

At the Effective Time, pursuant to the Merger Agreement, each outstanding share of the Predecessor Registrant’s Class A common stock, $0.33 1/3 par value per share (“Predecessor Class A Common Stock”), was converted into one share of Class A common stock of the Registrant, $0.01 par value per share (“Class A Common Stock”), and each outstanding share of Class B common stock of the Predecessor Registrant, $0.33 1/3 par value per share (“Predecessor Class B Common Stock”), was automatically converted into one share of Class B common stock of the Registrant, $0.01 par value per share (“Class B Common Stock” and collectively with the Class A Common Stock, the “Common Stock”). The rights of the Registrant’s stockholders are governed by the Registrant’s charter (“Charter”) and amended and restated bylaws (“Bylaws”). The shares of Common Stock are subject to certain share ownership and transfer restrictions that are intended to, among other purposes, facilitate compliance with certain REIT rules related to share ownership.

The issuance of the shares of Common Stock was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registrant’s registration statement on Form S-4 (Registration No. 333-205607), which was declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on September 16, 2015. Shares of Class A Common Stock and Class B Common Stock trade on the same exchange, the New York Stock Exchange, and under the same symbols, “FCEA” and “FCEB,” respectively, as the shares of Predecessor Class A Common Stock and Predecessor Class B Common Stock prior to the Merger. Pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the shares of Class A Common Stock and Class B Common Stock are deemed to be registered under Section 12(b) of the Exchange Act.

This Post-Effective Amendment No. 1 on Form S-3 (this “Post-Effective Amendment”) is being filed by the Registrant, pursuant to Rule 414 under the Securities Act, as the successor issuer to the Predecessor Registrant following the Merger. In accordance with paragraph (d) of Rule 414, the Registrant hereby expressly adopts this Registration Statement (as defined below), including the prospectus contained in Part I hereof, as its own registration statement (except as specifically amended by this Post-Effective Amendment) for all purposes of the Securities Act and the Exchange Act. The Predecessor Registrant originally filed this Registration Statement with the Commission on December 9, 2014 (File No. 333-200825) (this “Registration Statement”).
This Post-Effective Amendment is also being filed for the purpose of filing additional exhibits to this Registration Statement. Other than certain updates related to the passage of time and the changes noted above relating to the Merger, no other changes or additions are being made hereby to the prospectus which forms a part of this Registration Statement. A description of each class of securities registered hereunder will be provided through one or more prospectus supplements filed pursuant to Rule 424(b), each of which will be deemed part of and included in this Registration Statement and the prospectus that is a part of this Registration Statement. This Post-Effective Amendment shall become effective immediately upon filing with the Commission.

PROSPECTUS
Forest City Realty Trust, Inc.
Senior Debt Securities
Senior Subordinated Debt Securities
Junior Subordinated Debt Securities
Class A Common Stock
Preferred Stock
Depositary Shares
Warrants
Units
We may offer from time to time, in one or more offerings, our senior debt securities, senior subordinated debt securities, junior subordinated debt securities, Class A common stock, preferred stock, depositary shares, warrants or units. This prospectus describes the general terms of these securities and the general manner in which we may offer them.
We will provide specific terms of these securities in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any related prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those securities being offered.
We may sell the securities directly, through underwriters, dealers or agents as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. The names of any underwriters, dealers or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in the accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.
References in this prospectus to “we,” “our,” “us,” or “the Company” or other similar terms means Forest City Enterprises, Inc. and its consolidated subsidiaries prior to 11:59 p.m., Eastern Time, on December 31, 2015 (the “Effective Time”), and Forest City Realty Trust, Inc. and its consolidated subsidiaries as of the Effective Time and thereafter, unless we state otherwise or the context indicates otherwise.
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Our Class A common stock, par value $0.01 per share (“Class A common stock”), is listed on the New York Stock Exchange under the symbol “FCEA.” The closing price of our Class A common stock on the New York Stock Exchange on December 28, 2015 was $21.24 per share. None of the other securities that we may offer under this prospectus are currently publicly traded.
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Investing in our securities involves risks. For a discussion of the risks you should consider before deciding to purchase these securities, please see the section titled “Risk Factors,” beginning on page 3 of this prospectus.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
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The date of this prospectus is January 4, 2016.

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “Commission”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include or incorporate by reference a detailed and current discussion of any risk factors and will discuss any special considerations applicable to those securities, including the plan of distribution. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Any prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement (including any information incorporated by reference therein). You should read both this prospectus and any prospectus supplement together with additional information described below under the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section titled “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. Neither we, nor any underwriters, dealers or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where the offering is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents.
FOREST CITY REALTY TRUST, INC.
Founded in 1920 and publicly traded since 1960, we are principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. At the Effective Time, our predecessor, Forest City Enterprises, Inc. (“Forest City”), completed a reorganization of its business operations into a holding company structure so as to facilitate its qualification as a REIT for U.S. federal income tax purposes. Due to the reorganization, we became the publicly traded parent company of Forest City, which now operates as a Delaware limited partnership named “Forest City Enterprises, L.P.” (the “Operating Partnership”). As of the Effective Time, we conduct our operations through our directly and indirectly owned subsidiaries, including the Operating Partnership, which is our principal operating subsidiary. Effective for our taxable year ending December 31, 2016, we expect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, which we refer to in this prospectus as the Code.
As of September 30, 2015, we had approximately $10.0 billion in consolidated assets in 24 states and the District of Columbia. Our core markets include Boston, Chicago, Dallas, Denver, Los Angeles, Philadelphia, and the greater metropolitan areas of New York City, San Francisco and Washington D.C. We have regional offices in Boston, Dallas, Denver, Los Angeles, New York City, San Francisco, Washington, D.C., and our corporate headquarters in Cleveland, Ohio.
We operate through five reportable operating segments:
• Commercial owns, develops, acquires and operates regional malls, specialty/urban retail centers, office and life science buildings and mixed-use projects.

•
Residential owns, develops, acquires and operates residential rental properties, including upscale and middle-market apartments, adaptive re-use developments and subsidized senior housing. Additionally, it owns interests in entities that develop and manage military family housing.

•	Land Development acquires and sells both land and developed lots to residential, commercial and industrial customers at our Stapleton project in Denver, Colorado.

•	Arena includes our controlling interest in Barclays Center, a 670,000 square foot sports and entertainment arena located in Brooklyn, New York.

•	Corporate Activities is the other reportable operating segment, which includes our equity method investment in the Brooklyn Nets, a member of the National Basketball Association.
On December 22, 2015, we announced that we have entered into an agreement to sell our interests in Barclays Center and the Brooklyn Nets. We can provide no assurance that we will be able to close the transaction on the terms contemplated by the agreement, or at all.
We are incorporated in the State of Maryland. Our principal executive offices are located at the Terminal Tower, 50 Public Square, Suite 1100, Cleveland, Ohio 44113-2203 and our telephone number is (216) 621-6060.
RISK FACTORS
Any investment in the securities described in this prospectus involves a number of risks. You should carefully consider, among other things, the matters discussed under “Item 1A. Risk Factors” beginning on page 7 of Forest City’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and on page 60 of Forest City’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015, and in other documents that we subsequently file with the Commission, all of which are incorporated by reference into this prospectus. See “Incorporation of Certain Information by Reference” for more information on these documents. The risks and uncertainties described in such incorporated documents are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations could suffer. You should carefully consider these risk factors together with all other information in this prospectus and the applicable prospectus supplement before you decide to invest in the securities.
FORWARD-LOOKING STATEMENTS
We have included or incorporated by reference in this prospectus or may include or incorporate by reference in an accompanying prospectus supplement statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.
These forward-looking statements reflect our current views with respect to financial results related to future events and are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. You can identify forward-looking statements by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology, or by discussions of strategy, plans or intentions. Future events and actual results, financial or otherwise, may differ from the results discussed or implied in the forward-looking statements. You are cautioned not to place undue reliance on such forward-looking statements.
See “Risk Factors” for information regarding some of the important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements.
We have no obligation to publicly update or revise any forward-looking statement, other than as may be imposed by law, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, current and special reports, proxy statements and other information with the Commission. You may read and copy any document we file with the Commission at the Commission’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our Commission filings are also available to the public from the Commission’s Internet site at http://www.sec.gov or from our Internet site at http://www.forestcity.net. Our Corporate Governance Guidelines, our Code of Legal and Ethical Conduct and our committee charters are also available on our website at http://www.forestcity.net or in print upon written request addressed to Corporate Secretary, Forest City Realty Trust, Inc., Terminal Tower, 50 Public Square, Suite 1360, Cleveland, Ohio 44113. However, the information on or linked from our Internet site does not constitute a part of this prospectus and the site address is included in this prospectus as an inactive textual reference only.
Our Class A common stock is listed on the New York Stock Exchange under the symbol “FCEA.” You can also inspect and copy any reports, proxy statements and other information that we file with the Commission at the offices of the New York Stock Exchange located at 20 Broad Street, New York, New York 10005.
Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and such exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of any fees prescribed by the Commission.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
In this prospectus, we incorporate by reference the information that we file with the Commission. This allows us to disclose important information to you by referring you to those documents rather than repeating them in full in this prospectus. The information incorporated by reference in this prospectus contains important business and financial information. The information incorporated by reference is considered to be part of this prospectus and later information filed with the Commission will update or supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the filing of this prospectus and until this offering is completed or terminated:

•
Forest City Realty Trust, Inc.’s Amendment No. 2 to Registration Statement on Form S-4 dated September 15, 2015, which includes the balance sheet for Forest City Realty Trust, Inc. as of May 29, 2015, and Forest City Realty Trust, Inc.’s Current Report on Form 8-K filed with the Commission on December 15, 2015, which includes the balance sheet for Forest City Realty Trust, Inc. as of September 30, 2015;

•	Forest City Realty Trust, Inc.’s Current Reports on Form 8-K filed with the Commission on November 23, 2015, December 15, 2015 and January 4, 2016;

•
Forest City’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Commission on February 24, 2015, as amended by Form 10-K/A filed with the SEC on March 19, 2015 and as further amended by Form 10-K/A filed with the Commission on May 4, 2015;

•
The information specifically incorporated by reference into Forest City’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 from Forest City’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 9, 2015;

•
Forest City’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015, June 30, 2015 and September 30, 2015 filed with the Commission on May 4, 2015, August 4, 2015 and November 3, 2015, respectively;

•
Forest City’s Current Reports on Form 8-K filed with the Commission on January 13, 2015 (other than the portions of such document not deemed to be filed), February 19, 2015, February 27, 2015 (other than the portions of such document not deemed to be filed), March 6, 2015 (other than the portions of such document not deemed to be filed), May 4, 2015 (which was accepted by the Commission for filing at 4:12 Eastern Time on May 4, 2015), May 4, 2015 (which was accepted by the Commission for filing at 4:13 Eastern Time on May 4, 2015, other than the portions of such document not deemed to be filed), May 12, 2015 (other than the portions of such document not deemed to be filed), May 29, 2015, June 29, 2015, July 13, 2015, July 16, 2015 (other than the portions of such document not deemed to be filed), July 17, 2015 (other than the portions of such document not deemed to be filed), August 21, 2015, September 10, 2015 (other than the portions of such document not deemed to be filed), September 15, 2015, September 17, 2015, October 20, 2015, November 23, 2015, December 15, 2015, and January 4, 2016; and

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The description of Forest City Realty Trust, Inc.’s Common Stock contained in Forest City Realty Trust, Inc.’s Registration Statement on Form S-4, initially filed with the Commission on July 10, 2015 (File No. 333-205607) and subsequently amended on August 21, 2015 and September 15, 2015, including any form of the prospectus contained therein filed by Forest City Realty Trust, Inc. pursuant to Rule 424 under the Securities Act, which description is incorporated herein by reference, and any amendment or report filed to update such description.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the Commission pursuant to Item 2.02 or 7.01 of Form 8-K, including the related exhibits, nor any information deemed to have been “furnished” and not “filed” with the Commission.
You may request a copy of any of these filings, at no cost, by telephoning or writing to us at the following phone number, postal address or e-mail address:
Jeffrey B. Linton
Forest City Realty Trust, Inc.
Terminal Tower, 50 Public Square, Suite 1100
Cleveland, Ohio 44113-2203
Telephone Number: 216-621-6060
jefflinton@forestcity.net

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include, but are not limited to, repayment of debt, additions to working capital, development of new properties, capital expenditures and acquisitions. Until we use the proceeds in this manner, we may temporarily use them to make short-term investments or to reduce short-term debt.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividends for the periods shown.

	Nine Months Ended September 30, 2015	Year Ended December 31, 2014	11 Months Ended December 31, 2013	Fiscal Years Ended January 31,
				2013	2012	2011
Ratio of Earnings to Fixed Charges (a)(b)	(c)	(d)	(e)	(f)	(g)	1.18
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends(a)(b)	(c)	(d)	(e)	(f)	(g)	1.14

For purposes of determining the ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividends, earnings are defined as income from continuing operations before income taxes, less interest capitalized, less undistributed earnings of non-consolidated affiliates, plus fixed charges. For the ratio of earnings to fixed charges, fixed charges consist of interest expense on all indebtedness and that portion of operating lease rental expense that is representative of the interest factor. For the ratio of earnings to fixed charges and preferred dividends, the amount of pre-tax earnings required to cover any preferred stock dividend requirement is included as a fixed charge.

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(a)
Included in earnings from continuing operations are non-cash charges related to depreciation and amortization of $206.8 million, $230.5 million, $273.1 million, $212.3 million, $192.0 million and $209.9 million for the nine months ended September 30, 2015, the year ended December 31, 2014, the 11 months ended December 31, 2013 and the fiscal years ending January 31, 2013, 2012 and 2011, respectively. Depreciation and amortization reduce earnings from continuing operations, but does not impact our ability to cover our fixed charges.

(b)
Included in earnings from continuing operations are non-cash charges related to impairment of real estate of $425.5 million, $277.1 million, $421.4 million, $46.5 million, $115.9 million and $4.8 million for the nine months ended September 30, 2015, the year ended December 31, 2014, the 11 months ended December 31, 2013 and the fiscal years ending January 31, 2013, 2012 and 2011, respectively. Impairment of real estate reduces earnings from continuing operations, but does not impact our ability to cover our fixed charges.

(c)
For the nine months ended September 30, 2015 the ratios were deficient of achieving a 1:1 ratio by $17.3 million for the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred dividends.

(d)
For the year ended December 31, 2014 the ratios were deficient of achieving a 1:1 ratio by $62.8 million for the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred dividends.

(e)
For the 11 months ended December 31, 2013 the ratios were deficient of achieving a 1:1 ratio by $87.0 million and $87.3 million for the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred dividends, respectively.

(f)
For the fiscal year ended January 31, 2013, the ratios were deficient of achieving a 1:1 ratio by $83.6 million and $104.9 million for the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred dividends, respectively.

(g)
For the fiscal year ended January 31, 2012, the ratios were deficient of achieving a 1:1 ratio by $239.6 million and $264.7 million for the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred dividends, respectively.

SUMMARY DESCRIPTION OF SECURITIES WE MAY OFFER

We may use this prospectus to offer the following types of securities:

•
Senior debt securities. These debt securities will be unsecured and will rank equally with all of our other unsubordinated and unsecured debt and may be convertible into, or exchangeable for, our preferred stock or Class A common stock.

•
Senior subordinated debt securities. These debt securities will be unsecured and will rank equally with all of our other senior subordinated and unsecured debt and may be convertible into, or exchangeable for, our preferred stock or Class A common stock.

•
Junior subordinated debt securities. These debt securities will be unsecured and will rank equally with all of our other junior subordinated and unsecured debt and may be convertible into, or exchangeable for, our preferred stock or Class A common stock.

•	Preferred stock, par value $0.01 per share. We may offer different classes and series of preferred stock with different dividend, liquidation, redemption, conversion, voting and other rights.

•	Depositary Shares. We may issue depositary shares that would each represent a fraction of a share of preferred stock.

•	Class A common stock, par value $0.01 per share.

•	Warrants to purchase any of the foregoing securities.

•	Units to purchase any of the foregoing securities or any combination thereof.

A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these securities.

DESCRIPTION OF SENIOR DEBT SECURITIES WE MAY OFFER

This section describes the general terms and provisions of the senior debt securities that we may issue separately, upon conversion of preferred stock or upon exercise of a debt warrant from time to time in the form of one or more series of senior debt securities. The applicable prospectus supplement will describe the specific terms, or modify the general terms, of the senior debt securities offered through that prospectus supplement and any special federal income tax consequences of these senior debt securities.

The senior debt securities we may offer will be issued from time to time, in one or more series under an indenture between us and a trustee who will be named in a prospectus supplement. The statements and descriptions in this prospectus, in any prospectus supplement or in any other offering material regarding provisions of any indenture and the senior debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture (and any amendments or supplements we may enter into from time to time that are permitted under such indenture) and the senior debt securities, including the definitions therein of certain terms.

Unless we specify otherwise in the applicable prospectus supplement, such indenture will be in the form filed as an exhibit to, or incorporated by reference in, the registration statement (including amendments to such registration statement) of which this prospectus is a part, subject to any amendments or supplements to such indenture as we may adopt from time to time.
The trustee under the senior debt indenture has two main roles.

•
First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “— Events of Default” and “— Modification and Waiver.”

•	Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.
See “— Relationship With the Trustee” below for more information about the trustee.

We currently conduct substantially all of our operations through our subsidiaries. Our ability to pay principal and interest on the senior debt securities will depend upon the ability of our subsidiaries to distribute their income to us. Some of our subsidiaries are subject to financial covenants that may limit or prohibit their ability to make loans, advances, dividends or distributions to us.

The senior debt securities we may offer will rank equally in right of payment with all our other existing and future senior unsecured debt outstanding as of December 28, 2015 including our $125,000 aggregate principal amount of 5.00% convertible senior notes due October 15, 2016; our $154,526,000 aggregate principal amount of 4.25% convertible senior notes due August 15, 2018; and our $116,355,000 aggregate principal amount of 3.625% convertible senior notes due August 15, 2020; and our guaranty of the borrowings under our Credit Agreement dated as of November 17, 2015 (the “Credit Agreement”), the terms of which are set forth in the Credit Agreement. The senior debt securities will be effectively subordinated to all our existing and future senior secured debt, to the extent of the value securing our senior secured debt.

Although the senior debt securities will be our senior obligations, they will be effectively subordinated to all existing and future debt and other liabilities, including trade payables and capital lease obligations, of our subsidiaries.

The Credit Agreement prohibits the payment of principal and interest on any senior debt securities during the existence and continuation of a payment default under the Credit Agreement. In the event of and during the continuance of a payment default, the Credit Agreement prohibits Forest City from making any distributions to us, provided that, in certain circumstances, Forest City may declare and pay a distribution in the amount necessary to enable us to make distributions to maintain our status as a REIT.

General

The applicable prospectus supplement will set forth the price or prices at which the senior debt securities will be issued and will describe the following terms of the senior debt securities, if applicable:

•	the title and series of the senior debt securities;

•	any limit on the aggregate principal amount of the senior debt securities;

•
the identity of the person to whom we will pay any interest on a senior debt security, if it is any person other than the person in whose name the senior debt security is registered at the close of business on the regular record date for the interest payment;

•	the date or dates on which we will pay the principal of the senior debt securities;

•
if the senior debt securities will bear interest, the interest rate or rates, the date or dates from which the interest will accrue, the interest payment dates on which we will pay the interest and the regular record date for the interest payable on any interest payment date;

•	the place or places where we will pay the principal of, and any premium and interest on, the senior debt securities;

•	the period or periods within which, the price or prices at which, and the terms and conditions on which, we may, at our option, redeem the senior debt securities, in whole or in part;

•	our obligation, if any, to repurchase or redeem the senior debt securities upon the happening of an event or at your option;

•	if other than the entire principal amount, the portion of the principal amount of the senior debt securities that we will pay upon acceleration of maturity;

•	the denominations in which we will issue the senior debt securities, of other than denominations and integral multiples of $1,000;

•
if other than the currency of the United States, the currency, currencies or currency units in which we will pay the principal of, or any premium or interest on, the senior debt securities and the manner in which we will determine the equivalent of the principal amount of the senior debt securities in the currency of the United States for any purpose;

•
if, at our option or your option, we may pay the principal of, or any premium or interest on, the senior debt securities in one or more currencies or currency units other than those in which the senior debt securities are stated to be payable, the currency, currencies or currency units in which we will pay, at our option or your option, these amounts, the periods within which and the terms and conditions upon which the election must be made by us or you, and the amount that we will pay or the manner in which we will determine the amount;

•
if the principal amount payable at the stated maturity of the senior debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount that will be deemed to be the principal amount as of any date for any purpose;

•	that the senior debt securities, in whole or in any specified part, are defeasible as described below under “— Defeasance and Discharge” or “— Covenant Defeasance,” or under both captions;

•	whether the principal or interest will be indexed to, or determined by reference to, one or more securities, commodities, indices or other financial measure;

•	whether the principal or interest may be payable, in whole or in part, in securities of another issuer;

•
whether we may issue the senior debt securities, in whole or in part, in the form of one or more global securities, and, if so, the depositaries for the global securities, and, if different from those described below under “— Global Securities,” any circumstances under which we may exchange or transfer any global security, in whole or in part, in the names of persons other than the depositary or its nominee; and

•
any addition to or change in the events of default applicable to the senior debt securities and any change in the right of the trustee or your rights to declare the principal amount of the senior debt securities due and payable.

We may sell senior debt securities at a substantial discount to their principal amount. We will describe any special United States federal income tax considerations applicable to the senior debt securities sold at an original issue discount in the applicable prospectus supplement. In addition, we will describe any special United States federal income tax or other considerations applicable to any senior debt securities that are denominated in a currency or currency unit other than United States dollars in the applicable prospectus supplement.

Conversion Rights

We will set forth in an applicable prospectus supplement whether the senior debt securities will be convertible into or exchangeable for any other securities and the terms and conditions upon which a conversion or exchange may occur, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions.

Form, Exchange and Transfer

We will issue the senior debt securities, if any, of each series only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations and integral multiples of $1,000.

At your option, subject to the terms of the senior debt indenture and the limitations applicable to global securities, senior debt securities of each series will be exchangeable for other senior debt securities of the same series of any authorized denomination in the same aggregate principal amount.

Subject to the terms of the senior debt indenture and the limitations applicable to global securities, you may present senior debt securities for exchange as provided above or for registration of transfer, if properly endorsed or with the form of transfer properly endorsed and executed, at the office of the security registrar or at the office of any transfer agent that we designate. There will be no service charge for any registration of transfer or exchange of senior debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. The security registrar will effect a transfer or exchange only if it is satisfied with the documents of title and identity of the person making the request for the transfer or exchange. We will appoint a trustee, to be named in a prospectus supplement, as security registrar.

If we redeem the senior debt securities of any series in part, we will not be required to issue, register the transfer of, or exchange, any senior debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing, or register the transfer of, or exchange, any senior debt security selected for redemption, in whole or in part, except the unredeemed portion of any senior debt security being redeemed in part.

Global Securities

Some or all of the senior debt securities of any series may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of the senior debt securities of the particular series represented by the global securities. Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with that depositary or nominee or a custodian for the depositary or nominee and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and any other matters as may be provided under the senior debt indenture.

Notwithstanding any provision of the senior debt indenture or any senior debt security, no global security may be exchanged, in whole or in part, for senior debt securities registered, and no transfer of a global security, in whole or in part, may be registered, in the name of any person other than the depositary for the global security or any nominee of the depositary unless:

•
the depositary has notified us that it is unwilling or unable to continue as depositary for the global security or has ceased to be qualified to act as a depositary as required by the senior debt indenture;

•
an event of default, or an event that with notice or lapse of time, or both, will become an event of default, with respect to the senior debt securities represented by the global security has occurred and is continuing;

•	we so request; or

•	other circumstances, if any, in addition to or in lieu of those described above and as may be described in the applicable prospectus supplement, exist.

All securities issued in exchange for a global security or any portion of a global security will be registered in the names that the depositary directs.

As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or the nominee will be considered the sole owner and holder of the global security and the series of senior debt securities represented by the global security for all purposes under that series of senior debt securities and the senior debt indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have a global security or any series of senior debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of certificated senior debt securities in exchange for the global security and will not be considered to be the owners or holders of the global security or any series of senior debt securities represented by the global security for any purpose under that series of senior debt securities or the senior debt indenture. All payments of principal of and any premium and interest on a global security will be made to the depositary or its nominee, as the case may be, as the holder of the global security. The laws of some jurisdictions require that some purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee and to persons that may hold beneficial interests through the depositary’s participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of senior debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the senior debt trustee or any agent of ours or the senior debt trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made for, beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to beneficial interests.

Unless otherwise stated in the applicable prospectus supplement, we will appoint The Depository Trust Company (“DTC”) as the depositary for the senior debt securities.

If DTC is named as the depositary for the senior debt securities, we understand that neither DTC nor its nominee will consent or vote with respect to the senior debt securities. We have been advised that under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns consenting or voting rights of DTC’s nominee to those participants to whose accounts the senior debt securities are credited on the record date identified in a listing attached to the omnibus proxy.

DTC has advised us that it will take any action permitted to be taken by a holder of senior debt securities (including the presentation of senior debt securities for exchange) only at the direction of one or more participants to whose account with DTC interests in the global security are credited and only in respect of such portion of the principal amount of the senior debt securities represented by the global security as to which such participant or participants has or have given such direction.

DTC has also advised us that it is:

•	a limited purpose trust company organized under the New York State Banking Law;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•    a “clearing corporation” within the meaning of the New York Uniform Commercial Code, as amended; and

•    a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. DTC’s direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, sometimes referred to as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a senior debt security on any interest payment date will be made to the person in whose name the senior debt security, or one or more predecessor senior debt securities, is registered at the close of business on the regular record date for the interest payment.

Unless otherwise indicated in the applicable prospectus supplement, principal of, and any premium and interest on, the senior debt securities of a particular series will be payable at the office of the paying agent or paying agents that we may designate from time to time. Any other paying agents that we initially designate for the senior debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the senior debt securities of a particular series.

All moneys that we deposit with the trustee or pay to a paying agent for the payment of the principal of, or any premium or interest on, any senior debt security that remain unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to us, and the holder of the senior debt security may look only to us for payment of any principal, premium or interest.

Restrictive Covenants

Covenants applicable to the senior debt securities will be set forth in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the applicable prospectus supplement, the senior debt indenture will provide that Forest City Realty Trust, Inc. may not consolidate with, merge with or into or convey, sell, transfer or lease all or substantially all of its assets to any entity, unless all of the following conditions are met:

•
If the successor entity is not Forest City Realty Trust, Inc., the successor entity is organized and existing under the laws of any domestic jurisdiction and expressly assumes Forest City Realty Trust, Inc.’s obligations under the senior debt indenture;

•
Immediately before and after giving effect to the transaction (or series), no event of default or event that with the passing of time or the giving of notice, or both, would constitute an event of default shall have occurred and be continuing; and

•
Forest City Realty Trust, Inc. delivers to the trustee an officers’ certificate and an opinion of counsel, both of which state that the transaction complies with the terms of the senior debt indenture.

Upon any consolidation with, or merger into, any other entity or any conveyance, sale, transfer or lease of all or substantially all of the assets of Forest City Realty Trust, Inc. to any entity in accordance with the provisions of the senior debt indenture, the successor person formed by the consolidation or into which Forest City Realty Trust, Inc. is merged or to which the conveyance, sale, transfer or lease is made shall succeed to, and be substituted for Forest City Realty Trust, Inc., and may exercise every right and power of Forest City Realty Trust, Inc. under the senior debt indenture with the same effect as if such successor person had been named therein; and thereafter, except in the case of a lease, the predecessor person shall be released from all obligations and covenants under the senior debt indenture and the debt securities issued under that indenture.

Events of Default

Unless otherwise set forth in the applicable prospectus supplement, each of the following events will constitute an event of default under the senior debt indenture, if applicable:

•	failure to pay principal of, or premium, if any, on, any senior debt security when due;

•	failure to pay any interest on any senior debt security when due that continues for 30 days;

•
failure to perform or observe our obligations in the senior debt indenture, which may relate to mergers, consolidations and conveyances, sales, leases or transfers of all or substantially all of our assets, as specified in the applicable prospectus supplement;

•	failure to perform other covenants in the senior debt indenture that continues for 60 days after written notice as provided in the senior debt indenture;

•
a default or defaults by us or any of our significant subsidiaries under any recourse debt (other than debt evidenced by any senior debt security) with a principal amount then outstanding in excess of $50.0 million, which default (1) constitutes a failure to pay when due, subject to any applicable grace period, any portion of the principal of that recourse debt, and results in that recourse debt becoming or being declared due and payable prior to its stated maturity, or (2) constitutes a failure to pay when due, any portion of the principal of that recourse debt when due and payable at maturity or by acceleration;

•
a default or defaults by us or any of our significant subsidiaries under any non-recourse debt, with a principal amount then outstanding in excess of 20% of the aggregate principal amount of all of our outstanding non-recourse debt, which default (1) constitutes a failure to pay when due, subject to any applicable grace period, any portion of the principal of that non-recourse debt, or (2) results in that non-recourse debt becoming or being declared due and payable prior to its stated maturity;

•	we or any of our significant subsidiaries file for bankruptcy, or other events in bankruptcy, insolvency or reorganization occur; and

•	any other event of default specified in the applicable prospectus supplement.

Subject to the provisions of the senior debt indenture relating to the duties of the trustee in case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the senior debt indenture at the request or direction of any of the holders, unless those holders have offered indemnity or security reasonably satisfactory to the trustee. Subject to the provisions of the senior debt indenture relating to the indemnification of or provision of security to the trustee, the holders of a majority in aggregate principal amount of the outstanding senior debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

If an event of default, other than an event of default relating to bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of a series of outstanding senior debt securities may accelerate the maturity of all senior debt securities of that series. If an event of default relating to bankruptcy, insolvency or reorganization occurs, the principal amount of all the senior debt securities will automatically, and without any action by the trustee or any holder, become immediately due and payable. However, after the acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding senior debt securities of that series may, under specific circumstances, rescind the acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the senior debt indenture. For a more detailed discussion as to waiver of defaults, see “— Modification and Waiver.”

No holder of any senior debt security will have any right to institute any proceeding with respect to the senior debt indenture or for any remedy under the senior debt indenture unless:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to that series of senior debt securities;

•
the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of the relevant series have made a written request, and offered indemnity reasonably satisfactory, to the trustee to institute the proceeding as trustee;

•	the trustee has failed to institute the proceeding within 60 days; and

•
the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding senior debt securities of the relevant series a direction inconsistent with the holders’ request.

However, these limitations do not apply to a suit instituted by a holder of a senior debt security for enforcement of payment of the principal of, and premium, if any, or interest on, any senior debt security on or after the respective due dates expressed in the senior debt security.

We will be required to furnish to the trustee a statement as to our performance of some of our obligations under the senior debt indenture and as to any default in our performance.

Modification and Waiver

Unless otherwise set forth in the applicable prospectus supplement, we and the trustee may modify and amend the senior debt indenture with the consent of the holders of not less than a majority in aggregate principal amount of any series of outstanding senior debt securities, and, in some instances, we and the trustee may modify and amend the senior debt indenture without the consent of the holders of any series of outstanding senior debt securities. However, we and the trustee may not modify or amend the senior debt indenture without the consent of the holder of each outstanding senior debt security affected by the modification or amendment if the modification or amendment:

•	changes the stated maturity of the principal of, or any installment of interest on, any senior debt security;

•	reduces the principal amount of, or the premium or interest on, any senior debt security;

•	changes the place or currency of payment of principal of, or interest or other amount payable on, any senior debt security;

•	impairs the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

•	reduces the percentage of any series of outstanding senior debt securities necessary to modify or amend the senior debt indenture;

•
reduces the percentage of aggregate principal amount of any series of outstanding senior debt securities necessary for waiver of compliance with specified provisions of the senior debt indenture or for waiver of specified defaults; or

•
modifies any other provisions of the senior debt indenture set forth in the applicable prospectus supplement relating to the senior debt securities, except to increase any percentages referred to above or to provide that other provisions of the senior debt indenture cannot be modified or waived without the consent of the holders.

The holders of a majority in aggregate principal amount of any series of outstanding senior debt securities may waive our compliance with specified restrictive provisions of the senior debt indenture. The holders of a majority in aggregate principal amount of any series of outstanding senior debt securities may waive any past default under the senior debt indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest or any other default specified in the applicable prospectus supplement.

Defeasance and Discharge

The senior debt indenture will provide that, upon the exercise of our option, we will be discharged from all our obligations with respect to any senior debt securities of a series, except for the following obligations:

•	to exchange or register the transfer of senior debt securities;

•	to replace stolen, lost or mutilated senior debt securities;

•	to maintain paying agencies; and

•
to hold moneys for payment in trust, upon our deposit in trust for the benefit of the holders of the senior debt securities of money or United States government obligations, or both, in an amount sufficient to pay the principal of, and any premium and interest on, senior debt securities of that series on the stated maturity in accordance with the terms of the senior debt indenture and the senior debt securities of that series.

We may only exercise defeasance or discharge if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the senior debt securities of a relevant series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge were not to occur.

Covenant Defeasance

The senior debt indenture will provide that, at our option, we may omit to comply with specified restrictive covenants related to the senior debt securities of a series, including any that may be described in the applicable prospectus supplement, and the occurrence of specified events of default related to the senior debt securities of that series will be deemed not to be or result in an event of default. We may only exercise this option if we deposit, in trust for the benefit of the holders of the senior debt securities of that series, money or United States government obligations, or both, in an amount sufficient to pay the principal of, and any premium and each installment of interest on, the senior debt securities of that series on the stated maturity in accordance with the terms of the senior debt indenture and the senior debt securities of that series. We also must, among other things, deliver to the trustee an opinion of counsel to the effect that holders of the senior debt securities of the relevant series will not recognize gain or loss for federal income tax purposes as a result of the deposit and defeasance of specified obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur.

If we exercise this option with respect to any senior debt securities of a series and the senior debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and United States government obligations deposited in trust may be insufficient to pay amounts due on the senior debt securities of that series at the time of the acceleration. In such a case, we would remain liable for the deficiency.

Notices

Unless otherwise specified in the applicable prospectus supplement, notices to the holders of senior debt securities will be given by mail to the addresses of those holders as they may appear in the security register.

Title

Unless otherwise specified in the applicable prospectus supplement, we, the trustee and any agents of ours or the trustee may treat the person in whose name a senior debt security is registered as the absolute owner of the senior debt security, whether or not the senior debt security may be overdue, for the purpose of making payment and for all other purposes.

Relationship with the Trustee

The Bank of New York is our trustee under certain of our current senior debt indentures. If we enter into a new indenture with a different trustee, the applicable prospectus supplement will specify the trustee under the new indenture.

The Trust Indenture Act of 1939 contains limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in some cases or to realize on some property received by it in respect of those claims, as security or otherwise. Each trustee is permitted to engage in other transactions with us and our subsidiaries from time to time, provided that if the trustee acquires any conflicting interest, the trustee must either redeem or eliminate that conflict upon the occurrence of an event of default under the senior debt indenture.

Governing Law

The senior debt indenture and the senior debt securities will be governed by, and construed in accordance with, the law of the State of New York, unless otherwise indicated in the applicable prospectus supplement.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES WE MAY OFFER

This section describes the general terms and provisions of the subordinated debt securities that we may issue separately, upon conversion of preferred stock or upon exercise of a debt warrant from time to time in the form of one or more series of subordinated debt securities. The applicable prospectus supplement will describe the specific terms, or modify the general terms, of the subordinated debt securities offered through that prospectus supplement and any special federal income tax consequences of these subordinated debt securities.

The subordinated debt securities we may offer will be issued under an indenture between us and a subordinated trustee who will be named in a prospectus supplement. The senior subordinated indenture and junior subordinated indenture are sometimes referred to collectively in this prospectus as the “subordinated indentures.” The statements and descriptions in this prospectus, in any prospectus supplement or in any other offering material regarding provisions of any subordinated indenture and the subordinated debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable subordinated indenture (and any amendments or supplements we may enter into from time to time that are permitted under such indenture) and the subordinated debt securities, including the definitions therein of certain terms.

Unless we specify otherwise in the applicable prospectus supplement, such subordinated debt indenture will be in the form filed as an exhibit to, or incorporated by reference in the registration statement (including amendments to such registration statement) of which this prospectus is a part, subject to any amendments or supplements to such subordinated debt indenture as we may adopt from time to time.

The subordinated trustee under each of the subordinated debt indentures has two main roles.

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First, the subordinated trustee can enforce your rights against us if we default. There are some limitations on the extent to which the subordinated trustee acts on your behalf, which we describe later under “— Events of Default” and “— Modification and Waiver.”

•	Second, the subordinated trustee performs administrative duties for us, such as sending you interest payments and notices.

See “— Relationship With the Subordinated Trustee” below for more information about the trustee.

We currently conduct substantially all of our operations through our subsidiaries. Our ability to pay principal and interest on the subordinated debt securities will depend on the ability of our subsidiaries to distribute their income to us. Some of our subsidiaries are subject to financial covenants that may limit or prohibit their ability to make loans, advances, dividends or distributions to us.

The junior subordinated debt securities we may offer, if any, will be subordinated in right of payment to all senior debt (as defined under “— Definitions”), and the senior subordinated debt securities will be subordinated in right of payment to all senior indebtedness (as defined under “— Definitions”). For a more detailed discussion of this subordination, see ‘‘— Subordination of Subordinated Debt Securities.”

The senior indebtedness outstanding as of December 28, 2015 is our $125,000 aggregate principal amount of 5.00% convertible senior notes due October 15, 2016; our $154,526,000 aggregate principal amount of 4.25% convertible senior notes due August 15, 2018; our $116,355,000 aggregate principal amount of 3.625% convertible senior notes due August 15, 2020; and our guaranty of the borrowings under the Credit Agreement. The holders of subordinated debt securities, including senior subordinated debt securities, will also be effectively subordinated to all existing and future debt and other liabilities, including trade payables and capital lease obligations, of our subsidiaries.

General

The subordinated indentures will provide that we may issue subordinated debt securities in separate series from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the subordinated debt securities of any series. The subordinated debt securities will have terms and provisions that are not inconsistent with the subordinated indentures, including as to maturity, principal and interest, as we may determine.

The applicable prospectus supplement will set forth whether the subordinated debt securities will be senior subordinated debt securities or junior subordinated debt securities and the price or prices at which we will issue the subordinated debt securities. The applicable prospectus supplement will also describe the following terms of the subordinated debt securities, if applicable:

•	the title and series of the subordinated debt securities;

•	any limit on the aggregate principal amount of the subordinated debt securities or the series of which they are a part;

•
the identity of the person to whom we will pay any interest on a subordinated debt security, if it is any person other than the person in whose name the subordinated debt security is registered at the close of business on the regular record date for the interest payment;

•	the date or dates on which we will pay the principal of the subordinated debt securities;

•
if the subordinated debt securities will bear interest, the interest rate or rates, the date or dates from which the interest will accrue, the interest payment dates on which we will pay the interest and the regular record date for the interest payable on any interest payment date;

•	the place or places where we will pay the principal of, and any premium and interest on, the subordinated debt securities;

•	the period or periods within which, the price or prices at which, and the terms and conditions on which, we may, at our option, redeem the subordinated debt securities, in whole or in part;

•
our obligation, if any, to redeem or purchase the subordinated debt securities in connection with any sinking fund or similar provision or at the option of the holder, and the period or periods within which, the price or prices at which, and the terms and conditions on which, we will redeem or repurchase any of the subordinated debt securities, in whole or in part, in connection with this obligation;

•	the denominations in which we will issue the subordinated debt securities, if other than denominations and integral multiples of $1,000;

•	the index or formula, if any, that we will use to determine the amount of principal of, or any premium or interest on, the subordinated debt securities;

•
if other than the currency of the United States, the currency, currencies or currency units in which we will pay the principal of, or any premium or interest on, the subordinated debt securities and the manner in which we will determine the equivalent of the principal amount of the subordinated debt securities in the currency of the United States for any purpose;

•
if, at our option or your option, we may pay the principal of, or any premium or interest on, the subordinated debt securities in one or more currencies or currency units other than those in which the subordinated debt securities are stated to be payable, the currency, currencies or currency units in which we will pay, at our option or your option, these amounts, the periods within which and the terms and conditions upon which the election must be made by us or you, and the amount that we will pay or the manner in which we will determine the amount;

•	if other than the entire principal amount, the portion of the principal amount of the subordinated debt securities that we will pay upon acceleration of maturity;

•
if the principal amount payable at the stated maturity of the subordinated debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount that will be deemed to be the principal amount as of any date for any purpose;

•
that the subordinated debt securities, in whole or any specified part, are defeasible under the provisions of the applicable subordinated indenture described below under ‘‘— Defeasance and Discharge” or “— Covenant Defeasance,” or under both captions;

•	whether the principal or interest will be indexed to, or determined by reference to, one or more securities, commodities, indices, or other financial measure;

•	whether the principal or interest may be payable, in whole or in part, in securities of another issuer;

•
whether we may issue the subordinated debt securities, in whole or in part, in the form of one or more global securities, and, if so, the depositaries for the global securities, and, if different from those described below under “— Global Securities,” any circumstances under which we may exchange or transfer any global security, in whole or in part, for securities in the names of persons other than the depositary or its nominee; and

•
any addition to or change in the events of default applicable to the subordinated debt securities and any change in the right of the subordinated trustee or the holders of the subordinated debt securities to declare the principal amount of the subordinated debt securities due and payable.

We may sell subordinated debt securities at a substantial discount to their principal amount. We will describe any special United States federal income tax considerations applicable to subordinated debt securities sold at an original issue discount in the applicable prospectus supplement. In addition, we will describe any special United States federal income tax or other considerations applicable to any subordinated debt securities that are denominated in a currency or currency unit other than United States dollars in the applicable prospectus supplement.

Definitions

Unless otherwise indicated in the applicable prospectus supplement, the following definitions are applicable to the subordinated indentures relating to the subordinated debt securities. You should refer to the applicable subordinated indenture for the full definition of each term.

“Debt” means, without duplication, with respect to any person or entity, whether recourse is to all or a portion of the assets of that person or entity and whether or not contingent:

•	every obligation of that person or entity for money borrowed;

•
every obligation of that person or entity evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of that person or entity with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of that person or entity;

•	every obligation of that person or entity issued or assumed as the deferred purchase price of property or services;

•
all indebtedness of that person or entity, whether incurred on or prior to the date of the applicable subordinated indenture or incurred later, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and

•
every obligation of the type referred to in the foregoing clauses of another person or entity and all dividends of another person or entity the payment of which, in either case, that person or entity has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise;

provided that this definition does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

“Senior debt” means the principal of, and premium, if any, and interest if any, on debt (as defined above), whether incurred on or prior to the date of the junior subordinated indenture or created later, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations are not superior in right of payment to the junior subordinated debt securities or to other debt that is equal with, or subordinated to, the junior subordinated debt securities. Senior debt will not include any debt (as defined above) that, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to us, debt to any of our employees, and the junior subordinated debt securities.

“Senior indebtedness” means the principal of, and premium, if any, and interest on all indebtedness for borrowed money, whether incurred on or prior to the date of the senior subordinated indenture or incurred later, excluding (a) the subordinated debt securities and (b) obligations that by their terms are not superior in right of payment to the senior subordinated securities or to other indebtedness that is equal with, or subordinated to, the senior subordinated securities. The term “indebtedness for money borrowed” as used in the prior sentence means any obligation of, or any obligation guaranteed by, Forest City Realty Trust, Inc. for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

Neither subordinated indenture limits or prohibits the incurrence of additional senior debt or senior indebtedness, either of which may include indebtedness that is senior to the subordinated debt securities, but subordinate to other obligations of ours. In connection with the future issuances of securities, the subordinated indentures may be amended or supplemented to limit the amount of indebtedness incurred by us.

The applicable prospectus supplement may further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series.

Conversion Rights

We will set forth in an applicable prospectus supplement whether the subordinated debt securities will be convertible into or exchangeable for any other securities and the terms and conditions upon which a conversion or exchange may occur, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions.

Subordination of Subordinated Debt Securities
Unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to the subordinated debt securities.

Senior Subordinated Debt Securities

The senior subordinated debt indenture may provide that the senior subordinated debt securities are subordinate in right of payment to the prior payment in full of all senior indebtedness, which, as of December 28, 2015 is our $125,000 aggregate principal amount of 5.00% convertible senior notes due October 15, 2016; our $154,526,000 aggregate principal amount of 4.25% convertible senior notes due August 15, 2018; our $116,355,000 aggregate principal amount of 3.625% convertible senior notes due August 15, 2020; and our guaranty of the borrowings under the Credit Agreement, and any senior debt securities that we may issue under the senior debt indenture.

The holders of all senior indebtedness outstanding at the time of acceleration will first be entitled to receive payment in full of all amounts due on the senior indebtedness before the holders of the senior subordinated debt securities will be entitled to receive any payment upon the principal of, or premium, if any, or interest, if any, on the senior subordinated debt securities in the following circumstances:

•
upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Forest City Realty Trust, Inc.;

•
(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior indebtedness beyond any applicable grace period or (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•	in the event that any senior subordinated debt securities have been declared due and payable before their stated maturity.

By reason of this subordination, in the event of liquidation or insolvency, holders of senior subordinated debt securities may recover less than holders of senior indebtedness and may recover more than the holders of junior subordinated debt securities.

For purposes of the subordination provisions, the payment, issuance and delivery of cash, property or securities, other than stock and some of our subordinated securities, upon conversion or exchange of a senior subordinated debt security will be deemed to constitute payment upon the principal of the senior subordinated debt security.

Junior Subordinated Debt Securities

The junior subordinated debt indenture may provide that the junior subordinated debt securities are subordinate in right of payment to the prior payment in full of all senior debt, including any senior subordinated debt securities that we may issue under the senior subordinated debt indenture.

The holders of all senior debt outstanding at the time of acceleration will first be entitled to receive payment in full of all amounts due on the senior debt before the holders of the junior subordinated debt securities will be entitled to receive any payment upon the principal of, or premium, if any, or interest, if any, on the junior subordinated debt securities in the following circumstances:

•
upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Forest City Realty Trust, Inc.;

•
(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or (b) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•	in the event that any junior subordinated debt securities have been declared due and payable before their stated maturity.

By reason of this subordination, in the event of liquidation or insolvency, holders of junior subordinated debt securities may recover less than holders of senior debt, including the holders of any senior subordinated debt securities.

For purposes of the subordination provisions, the payment, issuance and delivery of cash, property or securities, other than stock and some of our subordinated securities, upon conversion or exchange of a junior subordinated debt security will be deemed to constitute payment upon the principal of the junior subordinated debt security.

Form, Exchange and Transfer

We will issue the subordinated debt securities, if any, of each series only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations and integral multiples of $1,000.

At the option of the holder, subject to the terms of the applicable subordinated indenture and the limitations applicable to global securities, subordinated debt securities of each series will be exchangeable for other subordinated debt securities of the same series of any authorized denomination in the same aggregate principal amount.

Subject to the terms of the applicable subordinated indenture and the limitations applicable to global securities, you may present subordinated debt securities for exchange as provided above or for registration of transfer, if properly endorsed or with the form of transfer properly endorsed and executed, at the office of the security registrar or at the office of any transfer agent that we designate. There will be no service charge for any registration of transfer or exchange of subordinated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. The security registrar or transfer agent will effect a transfer or exchange only if it is satisfied with the documents of title and identity of the person making the request for the transfer or exchange. We will appoint a security registrar, as indicated in the applicable prospectus supplement. Any transfer agent that we initially designate for any subordinated debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the subordinated debt securities of each series.

If we redeem the subordinated debt securities of any series in part, we will not be required to issue, register the transfer of, or exchange, any subordinated debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing, or register the transfer of, or exchange, any subordinated debt security selected for redemption, in whole or in part, except the unredeemed portion of any subordinated debt security being redeemed in part.

Global Securities

Some or all of the subordinated debt securities of any series may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of the subordinated debt securities of the particular series represented by the global securities. Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with that depositary or nominee or a custodian for the depositary or nominee and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and any other matters as may be provided under the applicable subordinated indenture.

Notwithstanding any provision of the applicable subordinated indenture or any subordinated debt security, no global security may be exchanged, in whole or in part, for subordinated debt securities registered, and no transfer of a global security, in whole or in part, may be registered, in the name of any person other than the depositary for the global security or any nominee of the depositary unless:

•
the depositary has notified us that it is unwilling or unable to continue as depositary for the global security or has ceased to be qualified to act as a depositary as required by the applicable subordinated indenture;

•	an event of default with respect to the subordinated debt securities of a series represented by the global security has occurred and is continuing; or

•	other circumstances, if any, in addition to or in lieu of those described above and as may be described in the applicable prospectus supplement, exist.

All securities issued in exchange for a global security or any portion of a global security will be registered in the names that the depositary directs.

As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or the nominee will be considered the sole owner and holder of the global security and the series of subordinated debt securities represented by the global security for all purposes under the subordinated debt securities and the applicable subordinated indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have a global security or any subordinated debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of certificated subordinated debt securities in exchange for the global security and will not be considered to be the owners or holders of the global security or any subordinated debt securities represented by the global security for any purpose under the subordinated debt securities or the applicable subordinated indenture. All payments of principal of and any premium and interest on a global security will be made to the depositary or its nominee, as the case may be, as the holder of the global security. The laws of some jurisdictions require that some purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee and to persons that may hold beneficial interests through the depositary’s participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the series of subordinated debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the subordinated trustee or any agent of ours or the subordinated trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made for, beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to beneficial interests.

Unless otherwise stated in the applicable prospectus supplement, we will appoint DTC as the depositary for the subordinated debt securities.

We understand that neither DTC nor its nominee will consent or vote with respect to the subordinated debt securities. We have been advised that under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns consenting or voting rights of DTC’s nominee to those participants to whose accounts the subordinated debt securities are credited on the record date identified in a listing attached to the omnibus proxy.

DTC has advised us that it will take any action permitted to be taken by a holder of subordinated debt securities (including the presentation of subordinated debt securities for exchange) only at the direction of one or more participants to whose account with DTC interests in the global security are credited and only in respect of such portion of the principal amount of the subordinated debt securities represented by the global security as to which such participant or participants has or have given such direction.

DTC has also advised us that it is:

• a limited purpose trust company organized under the New York State Banking Law;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•    a “clearing corporation” within the meaning of the New York Uniform Commercial Code, as amended; and

•    a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. DTC’s direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, sometimes referred to as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a subordinated debt security on any interest payment date will be made to the person in whose name the subordinated debt security, or one or more predecessor debt securities, is registered at the close of business on the regular record date for the interest payment.

Unless otherwise indicated in the applicable prospectus supplement, principal of, and any premium and interest on, the subordinated debt securities of a particular series will be payable at the office of the paying agent or paying agents that we may designate from time to time. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the subordinated trustee in The City of New York will be designated as our sole paying agent for payments with respect to subordinated debt securities of each series. Any other paying agents that we initially designate for the subordinated debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the subordinated debt securities of a particular series.

All moneys that we pay to a paying agent for the payment of the principal of, or any premium or interest on, any subordinated debt security that remain unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to us, and the holder of the subordinated debt security may look only to us for payment of any principal, premium or interest.

Restrictive Covenants

We will include covenants specific to a particular series of subordinated debt securities in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the applicable prospectus supplement, the subordinated indentures will provide that Forest City Realty Trust, Inc. may not consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, and may not permit any entity to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to Forest City Realty Trust, Inc., unless all of the following conditions are met.

•
If the successor entity is not Forest City Realty Trust, Inc., the successor entity is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and expressly assumes Forest City Realty Trust, Inc.’s obligations on the subordinated debt securities and under the subordinated indentures.

•
Immediately after giving effect to the transaction, and treating any debt that becomes our obligation as a result of the transaction as having been incurred by us at the time of the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, has occurred and is continuing.

•
If, as a result of the transaction, the properties or assets of Forest City Realty Trust, Inc. would become subject to a lien or other encumbrance that would not be permitted by the applicable subordinated indenture, Forest City Realty Trust, Inc. or the successor entity, as the case may be, takes the steps necessary to secure the subordinated debt securities equally and ratably with, or prior to, the indebtedness secured by the lien or other encumbrance.

•
Forest City Realty Trust, Inc. delivers to the subordinated trustee an officers’ certificate and an opinion of counsel, both of which state that the transaction complies with the terms of the applicable subordinated indenture.

Events of Default

Unless otherwise set forth in the applicable prospectus supplement, each of the following will constitute an event of default under the applicable subordinated indenture with respect to subordinated debt securities of any series, if applicable:

•
failure to pay principal of, or premium, if any, on, any subordinated debt security of that series when due, whether or not the payment is prohibited by the subordination provisions of the applicable subordinated indenture;

•
failure to pay any interest on any subordinated debt securities of that series when due that continues for 30 days, whether or not the payment is prohibited by the subordination provisions of the applicable subordinated indenture;

•
failure to deposit any sinking fund payment when due on any subordinated debt security of that series, whether or not the deposit is prohibited by the subordination provisions of the applicable subordinated indenture;

•
failure to perform any other covenant in the applicable subordinated indenture, other than a covenant included in the applicable subordinated indenture solely for the benefit of a series other than that series, that continues for 60 days after written notice has been given by the subordinated trustee or the holders of at least 10% in aggregate principal amount of the outstanding subordinated debt securities of that series as provided in the applicable indenture;

•
a default under any recourse debt by us, individually or in the aggregate, in excess of $10.0 million, which default (1) constitutes a failure to pay when due, subject to any applicable grace period, any portion of the principal of that recourse debt, and (2) results in that recourse debt becoming or being declared due and payable prior to its stated maturity;

•
a default under any non-recourse debt by us, individually or in the aggregate, in excess of 20% of the aggregate principal amount of all of our outstanding non-recourse debt, which default (1) constitutes a failure to pay when due, subject to any applicable grace period, any portion of the principal of that non-recourse debt, or (2) results in that non-recourse debt becoming or being declared due and payable prior to its stated maturity;

•	we or any of our significant subsidiaries file for bankruptcy, or other events in bankruptcy, insolvency or reorganization occur; and

•	any other event of default specified in the applicable prospectus supplement.

If any event of default, other than an event of default relating to bankruptcy, insolvency or reorganization, occurs and is continuing, either the subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of the applicable series, by notice as provided in the applicable subordinated indenture, may declare the principal amount of the subordinated debt securities of that series to be due and payable immediately. If an event of default relating to bankruptcy, insolvency or reorganization occurs, the principal amount of all the subordinated debt securities of the applicable series, or, in the case of any original issue discount security or other subordinated debt security, a specified amount, will automatically, and without any action by the subordinated trustee or any holder, become immediately due and payable. However, after the acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of that series may, under specified circumstances, rescind the acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived as provided in the applicable subordinated indenture. For a more detailed discussion as to waiver of defaults, see “— Modification and Waiver.”

Subject to the provisions of the applicable subordinated indenture relating to the duties of the subordinated trustee in case an event of default occurs and is continuing, the subordinated trustee will be under no obligation to exercise any of its rights or powers under the applicable subordinated indenture at the request or direction of any of the holders, unless the holders have offered to the subordinated trustee reasonable indemnity. Subject to the provisions of the applicable subordinated indenture relating to the indemnification of the subordinated trustee, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated trustee or exercising any trust or power conferred on the subordinated trustee with respect to the subordinated debt securities of that series.

No holder of a subordinated debt security of any series will have any right to institute any proceeding with respect to the applicable subordinated indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

•	the holder has previously given to the subordinated trustee written notice of a continuing event of default with respect to the subordinated debt securities of that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of that series have made a written request and offered reasonable indemnity to the trustee to institute the proceeding as trustee;

•	the subordinated trustee has failed to institute the proceeding; and

•
the subordinated trustee has not received from the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of that series a direction inconsistent with the request within 60 days after the notice, request and offer.

However, these limitations do not apply to a suit instituted by a holder of a subordinated debt security for the enforcement of payment of the principal of or any premium or interest on such subordinated debt security on or after the applicable due date specified in the debt security.

We will be required to furnish to the subordinated trustee annually a statement as to whether or not we, to our knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of each subordinated indenture and, if so, specifying all known defaults.

Modification and Waiver

Unless otherwise set forth in the applicable prospectus supplement, we and the subordinated trustee may modify and amend the applicable subordinated indenture with the consent of holders of not less than a majority in aggregate principal amount of any series of outstanding subordinated debt securities, and, in some instances, we and the subordinated trustee may modify and amend the subordinated indenture without the consent of the holders of any series of outstanding subordinated debt securities. However, we and the subordinated trustee may not modify or amend the subordinated indenture without the consent of the holder of each outstanding subordinated debt security affected by the modification or amendment if the modification or amendment:

•	changes the stated maturity of the principal of, or any installment of principal of or interest on, any subordinated debt security;

•	reduces the principal amount of, or any premium or interest on, any subordinated debt security;

•	reduces the amount of principal of an original issue discount security or any other subordinated debt security payable upon acceleration of maturity;

•	changes the place or currency of payment of principal of, or any premium or interest on, any subordinated debt security;

•	impairs the right to institute suit for the enforcement of any payment on or with respect to any subordinated debt security;

•	reduces the percentage of outstanding subordinated debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable subordinated indenture;

•
reduces the percentage of outstanding subordinated debt securities of any series necessary for waiver of compliance with specified provisions of the applicable subordinated indenture or for waiver of specified defaults;

•
modifies the provisions relating to modification and waiver in any other respect except to increase any required percentage referred to above or to add to the provisions that cannot be changed or modified without the consent of the holders; or

•
in the case of convertible subordinated debt securities, makes any change that adversely affects the right to convert any subordinated debt security, except as permitted by the applicable subordinated indenture, or decreases the conversion rate or increases the conversion price of any subordinated debt security.

Each subordinated indenture will provide that the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series may waive our compliance with specified restrictive provisions of the applicable subordinated indenture. The holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series may waive any past default with respect to that series under the applicable subordinated indenture, except a default in the payment of principal, premium or interest and specified covenants and provisions of the applicable subordinated indenture that cannot be amended without the consent of the holder of each outstanding subordinated debt security of the affected series.

Defeasance and Discharge

The applicable subordinated indenture will provide that, upon the exercise of our option, we will be discharged from all our obligations with respect to any subordinated debt securities of a series, including the provisions relating to subordination, except for the following obligations:

•	to exchange or register the transfer of subordinated debt securities;

•	to replace stolen, lost or mutilated subordinated debt securities;

•	to maintain paying agencies; and

•
to hold moneys for payment in trust, upon the deposit in trust for the benefit of the holders of the subordinated debt securities of money or United States government obligations, or both, in an amount sufficient to pay the principal of, and any premium and interest on, the subordinated debt securities of that series on the stated maturity in accordance with the terms of the applicable subordinated indenture and the subordinated debt securities of that series.

We may only exercise defeasance or discharge if, among other things, we have delivered to the subordinated trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the subordinated debt securities of a relevant series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge were not to occur.

Covenant Defeasance

The applicable subordinated indenture will provide that, at our option, we may omit to comply with specified restrictive covenants related to the subordinated debt securities of a series, including any that may be described in the applicable prospectus supplement, and the occurrence of specific events of default that are described above under “— Events of Default” and any that may be described in the applicable prospectus supplement that are related to the subordinated debt securities, will be deemed not to be or result in an event of default. If this occurs, the provisions relating to subordination will cease to be effective with respect to any subordinated debt securities. We may only exercise this option if we deposit, in trust for the benefit of the holders of the subordinated debt securities of that series, money or United States government obligations, or both, in an amount sufficient to pay the principal of, and any premium and interest on, the subordinated debt securities on the stated maturity in accordance with the terms of the applicable subordinated indenture and the subordinated debt securities of that series. We also must, among other things, deliver to the subordinated trustee an opinion of counsel to the effect that holders of the subordinated debt securities of the relevant series will not recognize gain or loss for federal income tax purposes as a result of the deposit and defeasance of specified obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur.

If we exercise this option with respect to any subordinated debt securities of a series and the subordinated debt securities are declared due and payable because of the occurrence of any event of default, the amount of money and United States government obligations so deposited in trust may be insufficient to pay amounts due on the subordinated debt securities at the time of their respective stated maturities but is not sufficient to pay amounts due on the subordinated debt securities of that series at the time of the acceleration. In such a case, we would remain liable for the deficiency.

Notices

Unless otherwise set forth in the applicable prospectus supplement, notices to the holders of subordinated debt securities will be given by mail to the addresses of those holders as they may appear in the security register.

Title

Unless otherwise set forth in the applicable prospectus supplement, we, the subordinated trustee and any agents of ours or the subordinated trustee may treat the person in whose name a subordinated debt security is registered as the absolute owner of the subordinated debt security, whether or not the subordinated debt security may be overdue, for the purpose of making payment and for all other purposes.

Relationships with the Subordinated Trustee

The subordinated trustee under the senior subordinated indenture and the junior subordinated indenture will be specified in a prospectus supplement.

The Trust Indenture Act of 1939 contains limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in some cases or to realize on some property received by it in respect of those claims, as security or otherwise. Each trustee is permitted to engage in other transactions with us and our subsidiaries from time to time, provided that if the trustee acquires any conflicting interest, the trustee must either redeem or eliminate that conflict upon the occurrence of an event of default under the senior subordinated indenture or the junior subordinated indenture, as applicable.

Governing Law

The subordinated indentures and the subordinated debt securities will be governed by, and construed in accordance with, the law of the State of New York, unless otherwise indicated in the applicable prospectus supplement.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

This section describes the general terms and provisions of the preferred stock that we may issue. For a more detailed description of these securities, you should read the applicable provisions of the Maryland General Corporation Law (the “MGCL”) and our Charter and Bylaws. When we offer a particular class or series of preferred stock, the applicable prospectus supplement will describe the specific terms, or modify the general terms, of any shares of preferred stock offered through that prospectus supplement and any special federal income tax consequences of those shares of preferred stock.
General
Our Charter provides that we may issue up to 20,000,000 shares of preferred stock, $0.01 par value per share. The Charter authorizes our board of directors, with the approval of a majority of the entire board and without any action by the stockholders, to amend the Charter to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have the authority to issue. As of December 28, 2015, no shares of preferred stock were issued and outstanding.
Our Charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of preferred stock into one or more classes or series of stock. Prior to the issuance of shares of each new class or series, our board of directors is required by the MGCL and our Charter to set, subject to the rights of holders of any other class or series of our stock and the provisions of the Charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of each such class or series. As a result, our board of directors could authorize the issuance of shares of preferred stock that have priority over shares of common stock with respect to dividends, distributions or rights upon liquidation or with other terms or conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of us that might involve a premium price for our common stock or that our common stockholders otherwise believe to be in their best interests.
The specific terms of a particular class or series of preferred stock will be described in the prospectus supplement relating to that class or series, including a prospectus supplement providing that preferred stock may be issuable upon the conversion of a senior debt security, upon conversion of a subordinated debt security or upon exercise of a warrant. The description of preferred stock set forth herein and the description of the terms of a particular class or series of preferred stock set forth in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series.
Under Maryland law, stockholders generally are not personally liable for our debts or obligations solely as a result of their status as stockholders.
The preferences and other terms of each class or series of preferred stock will be fixed by the articles supplementary relating to such class or series. You should refer to the applicable prospectus supplement relating to the particular class or series of preferred stock offered by that prospectus supplement for specific terms, which may include:

•	the designation and authorized number of shares of each class or series;

•	the title and liquidation preference per share;

•	the number of shares offered;

•	the price at which the shares of each class or series will be issued;

•	the dividend rate, if any, the dates on which we will pay dividends and the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions of each series;

•	any conversion or exchange rights; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of each class or series.

The shares of preferred stock will be, when issued, fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, each series will rank on a parity as to dividends and distributions in the event of a liquidation with each other class or series of preferred stock and, in all cases, will be senior to our Class A common stock and our Class B common stock.

Dividend Rights

Unless otherwise set forth in the applicable prospectus supplement, holders of preferred stock of each class or series will be entitled to receive, when, as and if authorized by our board of directors and declared by us, out of our assets legally available for the payment of dividends, dividends at the rates and on the dates as set forth in the applicable prospectus supplement. Holders of preferred stock will be entitled to receive dividends in preference to and in priority over dividends on common stock and may be cumulative or non-cumulative as determined by our board of directors. We will generally be able to pay dividends and distribute assets to holders of our preferred stock only if we have satisfied our obligations on our debt that is then due and payable.

If the applicable prospectus supplement so provides, as long as any shares of preferred stock are outstanding, no dividends will be declared or paid or any distributions be made on our Class A common stock or Class B common stock unless the accrued dividends on each class and series of preferred stock have been declared and paid.

Each class and series of preferred stock will be entitled to dividends as described in the applicable prospectus supplement. Different classes and series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Except as provided in the applicable prospectus supplement, no class or series of preferred stock will be entitled to participate in our earnings or assets.

Rights Upon Liquidation

Unless otherwise set forth in the applicable prospectus supplement, upon any dissolution, liquidation or “winding up” of Forest City Realty Trust, Inc., the holders of each class and series of preferred stock will be entitled to receive out of its assets, whether from capital, surplus or earnings, and before any distribution of any assets is made on Class A common stock or Class B common stock, the liquidation amount per share fixed by the board of directors for that class or series of preferred stock, as reflected in the applicable prospectus supplement, plus accrued and unpaid dividends, if any, to the date fixed for distribution. Unless otherwise indicated in the applicable prospectus supplement, holders of preferred stock will be entitled to no further participation in any distribution made in conjunction with any dissolution, liquidation or “winding up.”

Redemption

A class or series of preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption in connection with a sinking fund. The terms, times, redemption prices and types of consideration of the redemption will be set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the number of shares of the class or series that we will redeem in each year commencing after a specified date, at a specified redemption price per share, together with an amount equal to any accrued and unpaid dividends to the date of redemption.

Unless otherwise set forth in the applicable prospectus supplement, if, after giving notice of redemption to the holders of a class or series of preferred stock, we deposit with a designated bank funds sufficient to redeem the class or series of preferred stock, then from and after the deposit, all shares called for redemption will no longer be outstanding for any purpose, other than the right to receive the redemption price and the right, if applicable, to convert the shares of preferred stock into our Class A common stock or other securities prior to the date fixed for redemption.

Except as indicated in the applicable prospectus supplement, the preferred stock is not subject to any mandatory redemption at the option of the holder.

Sinking Fund

The applicable prospectus supplement for any class or series of preferred stock will state the terms, if any, of a sinking fund for the purchase or redemption of that series.

Conversion Rights

The applicable prospectus supplement for any class or series of preferred stock will state the terms, if any, on which shares of that class or series are convertible into shares of Class A common stock or, if applicable, other securities. Unless otherwise indicated in the applicable prospectus supplement, the preferred stock will have no preemptive rights.

Voting Rights

The applicable prospectus supplement will specify any voting rights for holders of preferred stock.

Power to Increase or Decrease Authorized Shares of Preferred Stock, Reclassify Unissued Shares of Preferred Stock and Issue Additional Shares of Preferred Stock
We believe that the power of our board of directors (i) to approve amendments to our Charter to increase or decrease the number of authorized shares of our preferred stock or the number of authorized shares of any class or series of our preferred stock, (ii) to authorize us to issue additional authorized but unissued shares of preferred stock and to classify or reclassify unissued shares of preferred stock and (iii) thereafter to authorize us to issue such classified or reclassified shares of preferred stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.
Restrictions on Ownership and Transfer
To assist us in complying with certain federal income tax requirements applicable to real estate investment trusts, among other purposes, our Charter contains certain restrictions relating to the ownership and transfer of preferred stock. We expect that similar restrictions with respect to shares of any class or series offered pursuant to this prospectus will be set forth in the articles supplementary for such class or series. The applicable prospectus supplement will specify any additional ownership limitation relating to such class or series. See “Restrictions on Ownership and Transfer.”

Transfer Agent and Registrar

We will select the transfer agent, registrar and dividend disbursement agent for each class or series of preferred stock, and each one will be described in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to stockholders of any meetings at which holders of preferred stock have the right to vote on any matter.

DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER

We may, at our option, elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If we do elect to offer fractional shares of preferred stock, we will issue depositary shares that each represent a fraction of a share of a particular class or series of preferred stock. This section describes the general terms and provisions of the depositary shares that we may issue. The applicable prospectus supplement will describe the specific terms, or modify the general terms, of any depositary shares offered through that prospectus supplement and any special federal income tax consequences of those depositary shares.

The statements and descriptions in this prospectus, in any prospectus supplement or in any other offering material regarding provisions of any deposit agreement between us and a depositary is a summary thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the applicable deposit agreement (and any amendments we may enter into from time to time) and the depositary shares, including the definitions therein of certain terms.

Unless we specify otherwise in the applicable prospectus supplement, such deposit agreement will be in the form filed as an exhibit to, or incorporated by reference in the registration statement (including amendments to such registration statement) of which this prospectus is a part, subject to any amendments to such deposit agreement as we may adopt from time to time.

General

The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary shares, including any dividend, voting, redemption, subscription and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering. Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to, and entitling the holders to all the rights pertaining to, definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received on the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of the depositary shares owned by the holders of the depositary shares. The depositary will distribute only the amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent, and the balance not so distributed will be held by the depositary, without liability for interest thereon, and will be added to and treated as part of the sum next received by the depositary for distribution to record holders of depositary shares.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled to the distribution, in amounts as are, as nearly as practicable, in proportion to the number of depositary shares owned by each holder, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, adopt any method that it deems equitable and practical, including the sale of the property and the distribution of the net proceeds from the sale to the holders of depositary shares.

The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred stock will be made available to the holders of depositary shares.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, the holder of the depositary shares may receive the number of whole shares of the related class or series of preferred stock and any money or other property represented by the depositary shares after surrendering the depositary receipts at the corporate trust office of the depositary, paying taxes, charges and fees provided for in the deposit agreement and complying with any other requirements of the deposit agreement. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of the related class or series of preferred stock on the basis set forth in the applicable prospectus supplement for the class or series of preferred stock, but holders of whole shares of the preferred stock will not be entitled to receive depositary shares at a later time in exchange for whole shares of preferred stock. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related class or series of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Redemption of Depositary Shares

If we redeem a class or series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds it receives from the redemption, in whole or in part, of the class or series of preferred stock held by the depositary in accordance with the terms of the deposit agreement. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary or by any other method that may be determined by the depositary to be equitable.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive the money, securities or other property payable upon redemption and any money, securities, or other property to which the holders of the depositary shares were entitled upon redemption. To receive this money, securities or property, the holder must surrender the depositary receipts evidencing the depositary shares to the depositary.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any class or series of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the applicable class or series of preferred stock. Each record holder of the depositary shares on the record date for that class or series of preferred stock will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of whole shares of that class or series of preferred stock represented by the holder’s depositary shares. The depositary will attempt, as practicable, to vote the amount of whole shares of that class or series of preferred stock represented by the depositary shares in accordance with each holder’s instructions. We will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent that it does not receive specific instructions from the holder of depositary shares representing that class or series of preferred stock.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding under the deposit agreement. We or the depositary may terminate the deposit agreement only if:

•	all outstanding depositary shares under the deposit agreement have been redeemed; or

•
there has been a final distribution on the preferred stock in connection with any liquidation, dissolution or winding up of Forest City Realty Trust, Inc. and the distribution has been distributed to the holders of depositary receipts.

Charges and Expenses of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock, any redemption of the preferred stock at our option and any withdrawals of preferred stock by the holders of depositary shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and any other charges as may be expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal of the depositary will take effect upon the appointment of a successor depositary and its acceptance of the appointment as provided in the deposit agreement. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50.0 million.

Miscellaneous

We will deliver, at our expense, all notices and reports required by law, by the rules of any national securities exchange upon which the preferred stock, the depositary shares or the depositary receipts are listed or by our Charter to be furnished to the record holders of preferred stock.

As provided in the deposit agreement, neither we nor the depositary will be liable if prevented or delayed by law or any other circumstance beyond our or its control in performing obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of the duties thereunder. The depositary will not be obligated to prosecute or defend any legal proceeding on any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF CLASS A COMMON STOCK WE MAY OFFER

This section describes the general terms and provisions of the shares of our Class A common stock that we may issue separately, upon conversion of a senior debt security, upon conversion of a subordinated debt security, upon conversion of preferred stock or upon exercise of an equity warrant. The description set forth below of our Class A common stock and Class B common stock are summaries and are qualified by reference to the MGCL and our Charter and Bylaws. For a more detailed description of these securities, you should refer to the applicable provisions of the MGCL and our Charter and Bylaws. See “Where You Can Find More Information.”

General

Our Charter authorizes the issuance of up to 427,000,000 shares of common stock, consisting of 371,000,000 shares of our Class A common stock, of which, at December 28, 2015, 240,945,249 shares were issued and outstanding and were held of record by 1,392 stockholders, and 56,000,000 shares of our Class B common stock, which are convertible on a share-for-share basis into Class A common stock, of which, at December 28, 2015, 18,805,285 shares were issued and outstanding and were held of record by 317 stockholders.

Both the Class A common stock and the Class B common stock are listed on the New York Stock Exchange. As of December 28, 2015, Class A common stock accounted for approximately 93% of the total number of shares of common stock outstanding. Under Maryland law, stockholders generally are not personally liable for our debts and obligations solely as a result of their status as stockholders.

As permitted under the MGCL, our Charter authorizes our board of directors, with the approval of a majority of the entire board and without stockholder approval, to amend the Charter to increase or decrease the aggregate number of shares of common stock or the number of shares of any class or series of common stock that we are authorized to issue.

In addition, our Charter authorizes our board of directors without stockholder approval to authorize the issuance from time to time of shares of common stock of any class or series. The Charter also authorizes our board of directors to classify and reclassify any unissued shares of common stock into other classes or series of stock, including one or more classes or series of stock that have priority over our Class A common stock and our Class B common stock with respect to distributions or upon liquidation, and authorizes us to issue the newly classified shares. Prior to the issuance of shares of each new class or series, our board of directors is required by Maryland law and by our Charter to set, subject to the provisions of the Charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. These actions may be taken without the approval of holders of common stock unless such approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which any shares of our stock are listed or traded. Therefore, our board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of the holders of common stock.
Subject to the preferential rights, if any, of holders of shares of any other class or series of our stock and to the provisions of the Charter regarding the restrictions on ownership and transfer of shares of our stock, holders of shares of common stock are entitled to receive distributions when authorized by our board of directors and declared by us out of assets legally available for distribution to stockholders and will be entitled to share ratably in assets legally available for distribution to stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.
Subject to the provisions of our Charter regarding the restrictions on ownership and transfer of our stock, and, except as noted below, each outstanding share of our Class A common stock entitles the holder to one vote and each outstanding share of our Class B common stock entitles the holder to ten votes on each matter on which holders of common stock are entitled to vote, and, except as may be provided with respect to any other class or series of our stock, the holders of shares of our Class A common stock and our Class B common stock possess exclusive voting power.
In the election of directors, subject to the rights, if any, of holders of any class or series of our preferred stock to elect or remove one or more additional directors, the holders of our Class A common stock voting as a separate class are entitled to elect 25% of our entire board of directors immediately after such election rounded up to the nearest whole number of directors, whom we refer to as the Class A directors, and holders of our Class B common stock voting as a separate class are entitled to elect the remaining directors up for election in any year in which directors are to be elected by our stockholders, whom we refer to as the Class B directors; provided, however, if on the close of business on the record date for any stockholders meeting at which directors are to be elected, (i) the total number of issued and outstanding shares of our Class A common stock is less than 10% of the aggregate number of issued and outstanding shares of our Class A common stock and our Class B common stock, then all the directors to be elected at such meeting will be elected by the holders of our Class A common stock and our Class B common stock voting together as a single class, or (ii) the total number of outstanding shares of our Class B common stock is less than 500,000, then the holders of our Class A common stock will continue to have the right, voting as a separate class, to elect 25% of our entire board of directors immediately after such election rounded up to the nearest whole number of directors and the right to vote together with the holders of our Class B common stock to elect the remaining members of the board of directors up for election in any year in which directors are to be elected by our stockholders, provided further that, in each instance, subject to the provisions of our Charter regarding the restrictions on ownership and transfer of our stock, each share of our Class A common stock will entitle the holder thereof to one vote and each share of our Class B common stock will entitle the holder thereof to ten votes.
The holders of shares of our Class A common stock and our Class B common stock will vote as separate classes:

•	for the election of directors (subject to exceptions described above);

•
to amend our Charter or Bylaws or approve a merger or consolidation of us with or into another entity if the amendment, merger or consolidation would adversely alter the rights, preferences, privileges or restrictions granted or imposed with respect to the particular class relative to the shares of any other class; and

•     on all matters as to which class voting may be required by applicable Maryland law.

Holders of shares of our Class A common stock and, except for the conversion rights discussed below, holders of shares of our Class B common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities that we may issue. Subject to the provisions of our Charter regarding the restrictions on ownership and transfer of our stock and the exceptions discussed below, shares of our Class A common stock and our Class B common stock have equal distribution, liquidation and other rights. Holders of shares of our Class B common stock are entitled to convert, at any time and at their election, each share of our Class B common stock into one share of our Class A common stock. Shares of our Class A common stock are not convertible.

Our Charter provides that if (i) our board of directors authorizes and we declare any stock dividend with respect to any class of our common stock, we must at the same time declare a proportionate stock dividend with respect to each other class of our common stock and (ii) the shares of any class of common stock are combined or subdivided, the shares of each other class of common stock must be combined or subdivided in an equivalent manner. In the discretion of our board of directors, dividends payable in shares of our Class A common stock may be paid with respect to shares of any class of common stock, but dividends payable in shares of our Class B common stock may be paid only with respect to shares of our Class B common stock.
Power to Increase or Decrease Authorized Shares of Common Stock, Reclassify Unissued Shares of Common Stock and Issue Additional Shares of Common Stock
We believe that the power of our board of directors (i) to approve amendments to our Charter to increase or decrease the number of authorized shares of our common stock or the number of authorized shares of any class or series of our common stock, (ii) to authorize us to issue additional authorized but unissued shares of common stock and to classify or reclassify unissued shares of common stock and (iii) thereafter to authorize us to issue such classified or reclassified shares of common stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.
Restrictions on Ownership and Transfer
To assist us in complying with certain federal income tax requirements applicable to us, among other purposes, our Charter contains certain restrictions relating to the ownership and transfer of the common stock. See “Restrictions on Ownership and Transfer.”

Transfer Agent

Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., Mendota Heights, Minnesota, currently serves as transfer agent for our common stock.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

In order for us to qualify as a real estate investment trust under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which we plan to elect to be taxed as a real estate investment trust under the Code). Also, not more than 50% of the value of the outstanding shares of our stock (after taking into account certain options to acquire shares of our stock) may be owned, directly or indirectly or through application of certain attribution rules, by five or fewer individuals at any time during the last half of a taxable year (other than the first taxable year for which we elect to be taxed as a real estate investment trust under the Code).

Our Charter includes restrictions concerning the ownership and transfer of shares of our stock. Our board of directors may, from time to time, grant waivers from these restrictions, in its sole discretion. The relevant sections of the Charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Code, more than 9.8%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock (the “common stock ownership limit”) or 9.8% in value of the outstanding shares of all classes or series of our stock (the “aggregate stock ownership limit”). We refer to the common stock ownership limit and the aggregate stock ownership limit collectively as the “ownership limits.” We refer to the person or entity that, but for operation of the ownership limits or another restriction on ownership and transfer of our stock as described below, would beneficially own or constructively own shares of our stock in violation of such limits or restrictions and, if appropriate in the context, a person or entity that would have been the record owner of such shares of stock as a “prohibited owner.”

The applicable constructive ownership rules under the Code are complex and may cause shares of our stock owned beneficially or constructively by a group of related individuals and/or entities to be treated as owned beneficially or constructively by one individual or entity. As a result, the acquisition of less than 9.8%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or less than 9.8% in value of the outstanding shares of all classes and series of our stock (or the acquisition by an individual or entity of an interest in an entity that owns, beneficially or constructively, shares of our stock), could, nevertheless, cause that individual or entity, or another individual or entity, to own beneficially or constructively shares of our stock in excess of the ownership limits.

Our board of directors, in its sole discretion, may exempt, prospectively or retroactively, a particular stockholder from the ownership limits or establish a different limit on ownership (the “excepted holder limit”) if the board of directors determines that:

• no individual’s beneficial or constructive ownership of our stock will result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a real estate investment trust under the Code; and

• such stockholder does not and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned or controlled by us) that would cause us to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (or our board of directors determines that revenue derived from such tenant will not affect our ability to qualify as a real estate investment trust under the Code).

Any violation or attempted violation of any such representations or undertakings will result in such stockholder’s shares of our stock being automatically transferred to a charitable trust. As a condition of granting the waiver or establishing the excepted holder limit, our board of directors may require an opinion of counsel or a ruling from the IRS, in either case in form and substance satisfactory to the board of directors, in its sole discretion, in order to determine or ensure our status as a real estate investment trust under the Code and such representations and undertakings from the person requesting the exception as the board of directors may require in its sole discretion to make the determinations above. Our board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting such a waiver or establishing an excepted holder limit.

In connection with granting a waiver of the ownership limits or creating an excepted holder limit or at any other time, our board of directors may from time to time increase or decrease the common stock ownership limit, the aggregate stock ownership limit or both, for one or more persons, unless, after giving effect to such increase, five or fewer individuals could beneficially own, in the aggregate, more than 49.9% in value of the outstanding shares of our stock or we would otherwise fail to qualify as a real estate investment trust under the Code. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common stock or stock of all classes and series, as applicable, is, at the effective time of such reduction, in excess of such decreased ownership limit until such time as such person’s or entity’s percentage ownership of our common stock or stock of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of our common stock or stock of all classes or series, as applicable, will violate the decreased ownership limit.

Our Charter further prohibits:

•
any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a real estate investment trust under the Code; and

•
any person from transferring shares of our stock if the transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of our stock described above, or who would have owned shares of our stock transferred to the trust as described below, must immediately give written notice to us of such event or, in the case of an attempted or proposed transaction, give us at least 15 days’ prior written notice and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a real estate investment trust under the Code.

If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, the transfer will be null and void and the intended transferee will acquire no rights in the shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limits or an excepted holder limit established by our board of directors, or in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a real estate investment trust under the Code, then that number of shares (rounded up to the nearest whole share) that would cause the violation will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us, and the intended transferee or other prohibited owner will acquire no rights in the shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limits or our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or our otherwise failing to qualify as a real estate investment trust under the Code, then the Charter provides that the transfer of the shares will be null and void and the intended transferee will acquire no rights in such shares.

Shares of our stock held in the trust will be issued and outstanding shares. The prohibited owner will not benefit economically from ownership of any shares of our stock held in the trust and will have no rights to distributions and no rights to vote or other rights attributable to the shares of our stock held in the trust. The trustee of the trust will exercise all voting rights and receive all distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any distribution made before we discover that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand by us. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority to rescind as void any vote cast by a prohibited owner before our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust. However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

Shares of our stock transferred to the trustee are deemed offered for sale to us or our designee at a price per share equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date we accept, or our designee accepts, such offer. We may reduce the amount so payable to the trustee by the amount of any distribution that we made to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above, and we may pay the amount of any such reduction to the trustee for distribution to the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, and the trustee must distribute the net proceeds of the sale to the prohibited owner and must distribute any distributions held by the trustee with respect to such shares to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or the other restrictions on ownership and transfer of our stock. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (for example, in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust) and (ii) the sales proceeds (net of any commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner must be paid immediately to the charitable beneficiary, together with any distributions thereon. In addition, if, prior to the discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.

In addition, if our board of directors determines that a transfer or other event has taken place that would violate the restrictions on ownership and transfer of our stock described above, the board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including causing us to redeem shares of our stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, must give us written notice stating the stockholder’s name and address, the number of shares of each class and series of our stock that the stockholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide to us in writing such additional information as we may request in order to determine the effect, if any, of the stockholder’s beneficial ownership on our status as a real estate investment trust and to ensure compliance with the ownership limits. In addition, any person or entity that is a beneficial owner or constructive owner of shares of the our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner must, on request, provide to us such information as we may request in order to determine our status as a real estate investment trust and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limits.

These restrictions on ownership and transfer of our stock will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a real estate investment trust or that compliance is no longer required.

The restrictions on ownership and transfer of our stock described above could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

DESCRIPTION OF WARRANTS WE MAY OFFER

This section describes the general terms and provisions of the warrants we may issue for the purchase of senior debt securities, subordinated debt securities, Class A common stock, preferred stock or depositary shares. We may issue warrants independently or together with other securities offered by any prospectus supplement and may attach warrants to those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement relating to the particular issue of the warrants. The warrant agent will act solely as our agent in connection with warrant certificates evidencing the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of certificates evidencing warrants or beneficial owners of warrants.

Unless we specify otherwise in the applicable prospectus supplement, such warrant agreement will be in the form filed as an exhibit to, or incorporated by reference in the registration statement (including amendments to such registration statement) of which this prospectus is a part, subject to any amendments to such warrant agreement as we may adopt from time to time.

Debt Warrants

The applicable prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following, if applicable:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities purchasable upon exercise of the warrants;

•	the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

•	the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Equity Warrants

The applicable prospectus supplement relating to a particular issue of warrants to issue shares of preferred stock, shares of Class A common stock, or other securities will describe the terms of those warrants, including the following, if applicable:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the securities that may be purchased upon exercise of the warrants;

•	the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of securities that may be purchased upon exercise of a warrant and the price at which the securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or applicable number of securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase our securities, the holder will not have any rights as a holder of the securities by virtue of ownership of warrants.

DESCRIPTION OF UNITS WE MAY OFFER

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will provide:
•     the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•     any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•     any material provisions of the governing unit agreement that differ from those described above.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
The following summary of certain provisions of Maryland law and of our Charter and Bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our Charter and Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Board of Directors
Our Charter provides that the number of directors may only be increased or decreased pursuant to our Bylaws. The Bylaws provide that the number of directors may be established, increased or decreased by our board of directors but, unless the Bylaws are amended, may not be fewer than eleven nor more than 15.
Election of Directors; Removals; Vacancies
Under the Charter, subject to the rights, if any, of holders of any class or series of preferred stock to elect or remove one or more additional directors, the holders of our Class A common stock voting as a separate class are entitled to elect 25% of the entire board of directors immediately after such election rounded up to the nearest whole number of directors and holders of our Class B common stock voting as a separate class are entitled to elect the remaining directors up for election in any year in which directors are to be elected by our stockholders; provided, however, if on the close of business on the record date for any stockholders meeting at which directors are to be elected, (i) the total number of issued and outstanding shares of our Class A common stock is less than 10% of the aggregate number of issued and outstanding shares of our Class A common stock and our Class B common stock, then all the directors to be elected at such meeting will be elected by the holders of our Class A common stock and our Class B common stock voting together as a single class, or (ii) the total number of outstanding shares of our Class B common stock is less than 500,000 shares, then the holders of our Class A common stock will continue to have the right, voting as a separate class, to elect 25% of the entire board of directors immediately after such election rounded up to the nearest whole number of directors and the right to vote together with the holders of our Class B common stock to elect the remaining members of the board of directors up for election in any year in which directors are to be elected by our stockholders, provided further that, in each instance, subject to the provisions of our Charter regarding the restrictions on ownership and transfer of our stock, each share of our Class A common stock will entitle the holder thereof to one vote and each share of our Class B common stock will entitle the holder thereof to ten votes.
The Class A directors are elected by a plurality of the votes cast by the holders of our Class A common stock in the election of directors and the Class B directors are elected by a plurality of the votes cast by the holders of our Class B common stock in the election of directors; provided, however, in the event that the holders of our Class A common stock and our Class B common stock vote together as a class to elect one or more directors, such directors will be elected by a plurality of all the votes cast in the election of directors by the holders of our Class A common stock and our Class B common stock voting together as a class. Each director will be elected by our stockholders as set forth above to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified. There is no cumulative voting in the election of directors. Consequently, when voting as separate classes, the holders of a majority of the outstanding shares of our Class A common stock will be able to elect all of the Class A directors then standing for election, the holders of a majority of the outstanding shares of our Class B common stock will be able to elect all of the Class B directors then standing for election, and the holders of the remaining shares of common stock will not be able to elect any directors.

The Bylaws provide that a majority of the directors elected by the holders of our Class A common stock may fill any Class A director vacancy, and a majority of the directors elected by the holders of our Class B common stock may fill any Class B director vacancy, in each instance, that is created by an increase in the number of directors or by any other cause, even if the number of Class A directors or number of Class B directors is less than a quorum of the board of directors. Any individual elected to fill a vacancy as a director will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.

Our Charter provides that, subject to the rights of holders of shares of one or more classes or series of preferred stock to elect or remove one or more directors, (a) any Class A director may be removed as a director at any time by the affirmative vote of holders of shares of Class A common stock entitled to cast a majority of all the votes entitled to be cast generally in the election of Class A directors, with or without cause, and (b) any Class B director may be removed as a director at any time by the affirmative vote of holders of shares of Class B common stock entitled to cast a majority of the votes entitled to be cast generally in the election of Class B directors, with or without cause. The Charter further provides that notwithstanding an election by us to be subject to the provisions of Subtitle 8 (as discussed below) relating to a classified board and a two-thirds vote requirement for removing directors, a director may only be removed in accordance with the standards set forth in the Charter (as described above).
Business Combinations
Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

A person is not an interested stockholder if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, the board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.
After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a Maryland corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, we elected, by resolution of our board of directors, to exempt from the Maryland Business Combination Act all business combinations between us and any other person, provided that such business combination is first approved by our board of directors (including a majority of directors who are not affiliates or associates of such person). As a result, any person described above may be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance by us with the supermajority vote requirements and other provisions of the statute.

We cannot assure you that our board of directors will not opt to be subject to such business combination provisions in the future. However, an alteration or repeal of this resolution will not have any effect on any business combination that has been consummated or upon any agreement existing at the time of such modification or repeal.
Control Share Acquisitions
The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to such shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter, excluding shares of stock of the corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (i) a person who has made or proposes to make the control share acquisition; (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock owned by the acquirer, or in respect of which the acquirer is entitled to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the corporation’s board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem for fair value any or all of the control shares (except those for which voting rights have previously been approved). Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to exercise or direct the exercise of a majority of all voting power, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply to (i) shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (ii) acquisitions of shares previously approved or exempted by the charter or bylaws of the corporation.
As permitted by the MGCL, our Bylaws contain a provision opting out of the Maryland Control Share Acquisition Act. This provision may be amended or eliminated at any time in the future by our board of directors.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL which provide, respectively, for:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the board of directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or

•	a majority requirement for the calling of a special meeting of stockholders.
We have not elected to be subject to any of the provisions of Subtitle 8. Through provisions in our Charter and Bylaws unrelated to Subtitle 8, we already require, unless called by its chairman, chief executive officer, president or board of directors, the written request of stockholders entitled to cast a majority of all votes entitled to be cast at such a meeting on such matter to call a special meeting on any matter.
Approval of Extraordinary Actions; Amendments to Our Charter and Bylaws
Under the MGCL, a Maryland corporation generally may not dissolve, merge or consolidate with, or convert to, another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. Our Charter provides that these actions must be approved by a majority of all of the votes entitled to be cast on the matter.
Our Charter generally may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter. In addition, the holders of shares of our Class A common stock and our Class B common stock, voting as separate classes, have the right to approve, by the affirmative vote of the holders of a majority of the outstanding shares of the affected class, any merger or consolidation of us with or into another entity or amendment to our Charter or Bylaws that would adversely alter the rights, preferences, privileges or restrictions granted or imposed with respect to the particular class relative to the shares of any other class.
The Charter and Bylaws provide that except for amendments (i) that would adversely alter the rights, preferences, privileges or restrictions granted or imposed with respect to the particular class relative to the shares of any other class, which amendments must be approved by the holders of a majority of the outstanding shares of the affected class, voting as a separate class to the exclusion of any other unaffected class of stock, or (ii) relating to the minimum number of directors on our board of directors and the vote required to amend such provisions, which amendments must be approved by the affirmative vote of at least two-thirds of the votes cast on the matter by the holders of our Class A common stock and our Class B common stock, voting together as a single class, our board of directors has the exclusive power to adopt, alter or repeal any provision in the Bylaws and to make new bylaws.
 Meetings of Stockholders
Under the Bylaws, an annual meeting of stockholders will be held each year at a date and time determined by our board of directors. A special meeting of stockholders may be called by our chairman, chief executive officer, president or board of directors. Additionally, the Bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders to act on any matter that may properly be considered at a meeting of stockholders must also be called by the secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at the meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.
Advance Notice of Director Nominations and New Business
The Bylaws provide that nominations of individuals for election as directors and proposals of business to be considered by stockholders at any annual meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by any stockholder who was a stockholder of record at the record date set by our board for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the notice required by the Bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each of the individuals so nominated or on such other proposed business and who has complied with the advance notice procedures of the Bylaws. Stockholders generally must provide notice to our secretary not earlier than the 150th day or later than the close of business on the 120th day before the first anniversary of the date that our proxy statement is released to the stockholders for the preceding year’s annual meeting of stockholders.
Only the business specified in the notice of the meeting may be brought before a special meeting of stockholders. Nominations of individuals for election as directors at a special meeting of stockholders may be made only (1) by or at the direction of our board of directors, (2) by a stockholder that has requested that a special meeting be called for the purpose of electing directors in compliance with the Bylaws and that has supplied the information required by the Bylaws about each individual whom the stockholder proposes to nominate for election of directors or (3) if the special meeting has been called in accordance with the Bylaws for the purpose of electing directors, by any stockholder who was a stockholder of record at the record date set by the board for purposes of determining stockholders entitled to vote at the meeting, at the time of giving the notice required by the Bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures of the Bylaws. Stockholders generally must provide notice to our secretary not earlier than the 120th day before such special meeting or later than the later of the close of business on the 90th day before the special meeting or the tenth day after the first public announcement of the date of the special meeting and the nominees proposed by our board of directors to be elected at the meeting.
A stockholder’s notice must contain certain information specified by the Bylaws about the stockholder, its affiliates and any proposed business or nominee for election as a directors, including information about the economic interest of the stockholder, its affiliates and any proposed nominee in us.
Exclusive Forum
The Bylaws provide that, unless our board of directors agrees otherwise, (a) any derivative action or proceeding, (b) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (c) any action asserting a claim against us or any of our directors, officers or other employees pursuant to the MGCL, the Charter or the Bylaws and (d) claims governed by the internal affairs doctrine must be brought in the Circuit Court for Baltimore City, Maryland (or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division).
Limitations of Liability and Indemnification of Directors and Officers
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The Charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.
The MGCL requires a Maryland corporation (unless the charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A corporation may not indemnify a director or officer in a suit by or on behalf of the corporation in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct for indemnification or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or on behalf of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct for indemnification.

The Charter authorizes us to obligate ourselves, and the Bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer of ours who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity; or

•
any individual who, while a director or officer of ours and at our request, serves or has served as a director, officer, trustee, member, manager, or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

The Charter and Bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of ours or a predecessor of us.
We have entered into customary indemnification agreements with our directors and executive officers that require us, among other things, to indemnify our directors and executive officers against certain liabilities that may arise by reason of their status as directors or officers to the maximum extent permitted by Maryland law and provide for the advancement of expenses in connection therewith.
We maintain directors’ and officers’ liability insurance which indemnifies our directors and officers against damages arising out of certain kinds of claims which might be made against them based on acts or things done (or not done) by them while acting in their capacity as directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling us pursuant to the foregoing provisions, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Restrictions on Ownership and Transfer of Our Stock
Except with regard to persons exempted by our board of directors from the ownership and transfer restrictions of the Charter, no person may beneficially or constructively own more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of common stock or more than 9.8% (in value) of shares of all classes or series of our stock. See “Restrictions on Ownership and Transfer.”
REIT Qualification
Our Charter provides that our board of directors may revoke or otherwise terminate our real estate investment trust election under the Code, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to be qualified as a real estate investment trust under the Code.
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion summarizes the taxation of Forest City Realty Trust, Inc. (solely for purposes of this section, the “REIT”) and the material Federal income tax consequences to holders of the common stock, preferred stock, and fixed rate debt securities of the REIT that are not original issue discount, contingent debt or zero coupon debt securities. The material Federal income tax consequences to holders of debt securities of the REIT other than fixed rate debt securities will be discussed in the applicable prospectus supplement. This discussion is for your general information only. This summary is not tax advice. The tax treatment of a holder will vary depending upon the holder’s particular situation, and this summary addresses only holders that hold these securities as capital assets and does not deal with all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances. This summary also does not deal with all aspects of taxation that may be relevant to certain types of holders to which special provisions of the U.S. federal income tax laws apply, including:

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for such traders’ securities holdings;

•	banks;

•	insurance companies;

•	tax-exempt organizations;

•	persons liable for the alternative minimum tax;

•	persons that hold securities that are a hedge, that are hedged against interest rate or currency risks or that are part of a straddle or conversion transaction;

•	persons that purchase or sell shares or debt securities as part of a wash sale for tax purposes; and

•	U.S. shareholders or U.S. debt security holders whose functional currency is not the U.S. dollar.
This summary is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions. This summary describes the provisions of these sources of law only as they are currently in effect. All of these sources of law may change at any time, and any change in the law may apply retroactively.
If a partnership holds shares of stock or debt securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding shares of stock or debt securities should consult such partner’s tax advisor with regard to the U.S. federal income tax treatment of an investment in the shares or debt securities.

We urge you to consult with your own tax advisors regarding the tax consequences to you of acquiring, owning and selling common stock, preferred stock and fixed rate debt securities, including the federal, state, local and foreign tax consequences of acquiring, owning and selling these securities in your particular circumstances and potential changes in applicable laws.
As used in this section, the term “U.S. shareholder” or “U.S. debt security holder” means a holder of shares of REIT stock or a beneficial owner of a fixed rate debt security, as applicable, who, for U.S. federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a domestic corporation;
•     an estate whose income is subject to U.S. federal income taxation regardless of the income’s source; or
•     a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons have authority to control all substantial decisions of the trust.
Nonresident alien individuals, foreign corporations, foreign partnerships and estates or trusts that in either case are not subject to U.S. federal income tax on a net income basis, who own shares of REIT stock or a fixed rate security are referred to in this section as “non-U.S. shareholders” or “non-U.S. debt security holders,” as applicable.
Taxation of the REIT as a Real Estate Investment Trust
In the opinion of Sullivan & Cromwell LLP, the REIT’s organization and proposed method of operation will enable the REIT to meet the requirements for qualification and taxation as a real estate investment trust under the Code commencing with the taxable year ending December 31, 2016 and for subsequent taxable years. Investors should be aware, however, that opinions of counsel are not binding upon the IRS or any court.
In providing its opinion, Sullivan & Cromwell LLP is relying, without independent investigation, as to certain factual matters upon the statements and representations contained in certificates provided to Sullivan & Cromwell LLP with respect to the REIT and certain subsidiaries that are also REITs (the “REIT Subsidiaries”).
The REIT’s qualification as a real estate investment trust under the Code will depend upon the satisfaction by the REIT of requirements of the Code relating to qualification for real estate investment trust status. Some of these requirements depend upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and record keeping. Accordingly, while the REIT intends to qualify to be taxed as a real estate investment trust for U.S. federal income tax purposes, the actual results of the REIT or the REIT Subsidiaries for any particular year might not satisfy these requirements. Neither Sullivan & Cromwell LLP nor any other such law firm will monitor the compliance of the REIT or the REIT Subsidiaries with the requirements for real estate investment trust qualification on an ongoing basis.
The sections of the Code applicable to REITs are highly technical and complex. The following discussion summarizes material aspects of these sections of the Code.
As a real estate investment trust, the REIT generally will not have to pay U.S. federal corporate income taxes on the REIT’s net income that the REIT currently distributes to its shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from investment in a regular corporation. The REIT’s dividends, however, generally will not be eligible for (i) the reduced rates of tax applicable to dividends received by noncorporate holders and (ii) the corporate dividends-received deduction.
However, the REIT will have to pay U.S. federal income tax as follows:

•	First, the REIT will have to pay tax at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains.

•	Second, under certain circumstances, the REIT may have to pay the alternative minimum tax on the REIT’s items of tax preference.

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Third, if the REIT has (a) net income from the sale or other disposition of “foreclosure property,” as defined in the Code, which is held primarily for sale to customers in the ordinary course of business or (b) other non-qualifying income from foreclosure property, the REIT will have to pay tax at the highest corporate rate on that income.

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Fourth, if the REIT has net income from “prohibited transactions,” as defined in the Code, the REIT will have to pay a 100% tax on that income. Prohibited transactions are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

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Fifth, if the REIT should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below under “—Requirements for Qualification—Income Tests”, but has nonetheless maintained the REIT’s qualification as a real estate investment trust because the REIT has satisfied some other requirements, the REIT will have to pay a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) 75% of the REIT’s gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) 95% of the REIT’s gross income over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect the REIT’s profitability.

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Sixth, if the REIT should fail to distribute during each calendar year at least the sum of (1) 85% of the REIT’s real estate investment trust ordinary income for that year, (2) 95% of the REIT’s real estate investment trust capital gain net income for that year and (3) any undistributed taxable income from prior periods, the REIT would have to pay a 4% excise tax on the excess of that required distribution over the sum of the amounts actually distributed and retained amounts on which income tax is paid at the corporate level.

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Seventh, if the REIT recognizes gain on the disposition of any asset it owned prior to its conversion into a REIT during the five-year period beginning January 1, 2016, or if the REIT acquires any asset from a C corporation in certain transactions in which the REIT must adopt the basis of the asset or any other property in the hands of the C corporation as the basis of the asset in the hands of the REIT, and the REIT recognizes gain on the disposition of that asset during the five-year period beginning on the date on which the REIT acquired that assets, then, in each case, the REIT will have to pay tax on the built-in gain at the highest regular corporate rate. A C corporation means generally a corporation that has to pay full corporate-level tax.

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Eighth, if the REIT derives “excess inclusion income” from a residual interest in a real estate mortgage investment conduit, or “REMIC,” or certain interests in a taxable mortgage pool, or “TMP,” the REIT could be subject to corporate-level U.S. federal income tax at a 35% rate to the extent that such income is allocable to certain types of tax-exempt shareholders that are not subject to unrelated business income tax, such as government entities.

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Ninth, if the REIT receives non-arm’s-length income from a TRS (as defined under “—Requirements for Qualification—Asset Tests”), or as a result of services provided by a TRS to tenants of the REIT, the REIT will be subject to a 100% tax on the amount of the REIT’s non-arm’s-length income.

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Tenth, if the REIT fails to satisfy a real estate investment trust asset test, as described below, due to reasonable cause and the REIT nonetheless maintains its real estate investment trust qualification because of specified cure provisions, the REIT will generally be required to pay a tax equal to the greater of

$50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused the REIT to fail such test.

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Eleventh, if the REIT fails to satisfy any provision of the Code that would result in the REIT’s failure to qualify as a real estate investment trust (other than a violation of the real estate investment trust gross income tests or a violation of the asset tests described below) and the violation is due to reasonable cause, the REIT may retain its real estate investment trust qualification but will be required to pay a penalty of $50,000 for each such failure.

Requirements for Qualification
The Code defines a real estate investment trust as a corporation, trust or association:

•	that is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

•	that would otherwise be taxable as a domestic corporation, but for the sections of the Code defining and providing special rules for real estate investment trusts;

•	that is neither a financial institution nor an insurance company to which certain provisions of the Code apply;

•
except for the first taxable year in which an election is made to treat the corporation, trust or association as a real estate investment trust, the beneficial ownership of which is held by 100 or more persons;

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during the last half of each taxable year (other than the first taxable year in which an election is made to treat the corporation, trust or association as a real estate investment trust), not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals, as defined in the Code to include certain entities (the “not closely held requirement”); and

•	that meets certain other tests, including tests described below regarding the nature of its income and assets.
The Code provides that the conditions described in the first through fourth bullet points above must be met during the entire taxable year and that the condition described in the fifth bullet point above must be met (other than the first taxable year in which an election is made to treat the corporation, trust or association as a REIT) during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.
The REIT expects to satisfy the conditions described in the first through fourth bullet points of the second preceding paragraph for the taxable year ending December 31, 2016 and subsequent taxable years. The REIT intends to comply with the fifth and sixth bullet points of the second preceding paragraph beginning with the REIT’s first taxable year following the REIT’s taxable year ending December 31, 2016. In addition, the REIT Charter provides for restrictions regarding the ownership and transfer of the shares of REIT stock. These restrictions are intended to, among other things, assist the REIT in satisfying the share ownership requirements described in the fifth and sixth bullet points of the preceding paragraph. The ownership and transfer restrictions pertaining to the shares of REIT stock are described in this prospectus under the heading “Restrictions on Ownership and Transfer.”
Disregarded Entity Subsidiaries. A corporation that is a QRS, as defined in the Code, will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a QRS will be treated as assets, liabilities and items of these kinds of the REIT, unless the REIT makes an election to treat such corporation as a TRS. Thus, in applying the requirements described in this section, the REIT’s QRSs (if any) will be ignored, and all assets, liabilities and items of income, deduction and credit of these subsidiaries will be treated as assets, liabilities and items of these kinds of the REIT.

Investments in Partnerships. We expect that all of the REIT’s investments will be held indirectly through the Operating Partnership. In addition, the Operating Partnership may hold certain of its investments indirectly through subsidiary partnerships and limited liability companies which we expect will be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are classified as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay entity-level U.S. federal income tax. If a real estate investment trust is a partner in a partnership, Treasury regulations provide that the real estate investment trust will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to that proportionate share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the real estate investment trust for purposes of the rules of the Code defining real estate investment trusts, including satisfying the gross income tests and the asset tests. Thus, the REIT’s proportionate share of the assets, liabilities and items of income of any partnership in which the REIT is a partner, including the Operating Partnership, will be treated as assets, liabilities and items of income of the REIT for purposes of applying the requirements described in this section. Thus, actions taken by partnerships in which the REIT owns an interest, either directly or through one or more tiers of partnerships or disregarded entity subsidiaries, can affect the REIT’s ability to satisfy the real estate investment trust income and asset tests and the determination of whether the REIT has net income from prohibited transactions. See the fourth bullet point under the heading “Taxation of the REIT as a Real Estate Investment Trust” above for a brief description of prohibited transactions.
Taxable Real Estate Investment Trust Subsidiaries. A TRS is any corporation in which a real estate investment trust directly or indirectly owns stock, provided that the real estate investment trust and that corporation make a joint election to treat that corporation as a TRS. The election can be revoked at any time as long as the real estate investment trust and the TRS revoke such election jointly. In addition, if a TRS holds, directly or indirectly, more than 35% of the securities of any other corporation other than a real estate investment trust (by vote or by value), then that other corporation is also treated as a TRS. A corporation can be a TRS with respect to more than one real estate investment trust.
A TRS is subject to U.S. federal income tax at regular corporate rates (currently a maximum rate of 35%), and may also be subject to state and local taxation. Any dividends paid or deemed paid by any one of the REIT’s TRSs will also be taxable, either (1) to the REIT to the extent the dividend is retained by the REIT, or (2) to the REIT’s shareholders to the extent the dividends received from the TRS are paid to the REIT’s shareholders. The REIT may hold more than 10% of the stock of a TRS without jeopardizing its qualification as a real estate investment trust under the Code notwithstanding the rule described below under “—Asset Tests” that generally precludes ownership of more than 10% of any issuer’s securities. However, as noted below, in order for the REIT to qualify as a real estate investment trust under the Code, the securities of all of the TRSs in which the REIT has invested either directly or indirectly may not represent more than 20% of the total value of the REIT’s assets (25% with respect to the REIT’s taxable years ending on or before December 31, 2017). The REIT believes that the aggregate value of all of its interests in TRSs represent and will continue to represent less than 20% of the total value of the REIT’s assets; however, the REIT cannot assure that this will always be true. Other than certain activities related to operating or managing a lodging or health care facility, a TRS may generally engage in any business including the provision of customary or non-customary services to tenants of the parent real estate investment trust.
Income Tests. In order to maintain the REIT’s qualification as a real estate investment trust, the REIT annually must satisfy two gross income requirements.

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First, the REIT must derive at least 75% of its gross income, excluding gross income from prohibited transactions, for each taxable year directly or indirectly from investments relating to real property, mortgages on real property or investments in real estate investment trust equity securities, including “rents from real property,” as defined in the Code, or from certain types of temporary investments. Rents from real property generally include expenses of the REIT that are paid or reimbursed by tenants.

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Second, at least 95% of the REIT’s gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from real property investments as described in the preceding bullet point, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of these types of sources.
Rents that the REIT receives will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if the rents satisfy several conditions.

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First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely because the rent is based on a fixed percentage or percentages of receipts or sales.

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Second, the Code provides that rents received from a tenant will not qualify as rents from real property in satisfying the gross income tests if the REIT, directly or under the applicable attribution rules, owns a 10% or greater interest in that tenant; except that rents received from a TRS under certain circumstances qualify as rents from real property even if the REIT owns more than a 10% interest in the subsidiary. We refer to a tenant in which the REIT owns a 10% or greater interest as a “related party tenant.”

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Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

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Finally, for rents received to qualify as rents from real property, except as described below, the REIT generally must not operate or manage the property or furnish or render services to the tenants of the property, other than through an independent contractor from whom the REIT derives no revenue or through a TRS. However, the REIT may directly perform certain services that landlords usually or customarily render when renting space for occupancy only or that are not considered rendered to the occupant of the property.

The REIT may directly perform services for some of its tenants. The REIT does not believe that the provision of these services will cause its gross income attributable to these tenants to fail to be treated as rents from real property. If the REIT were to provide services to a tenant of a property of the REIT other than those services landlords usually or customarily provide to tenants of properties of a similar class in the same geographic market when renting space for occupancy only, amounts received or accrued by the REIT for any of these services will not be treated as rents from real property for purposes of the real estate investment trust gross income tests. However, the amounts received or accrued for these services will not cause other amounts received with respect to the property to fail to be treated as rents from real property unless the amounts treated as received in respect of the service, together with amounts received for certain management services, exceed 1% of all amounts received or accrued by the REIT during the taxable year with respect to the property. If the sum of the amounts received in respect of the services to tenants and management services described in the preceding sentence exceeds the 1% threshold, then all amounts received or accrued by the REIT with respect to the property will not qualify as rents from real property, even if the REIT provides the impermissible service to some, but not all, of the tenants of the property.
The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of that amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term interest solely because the amount of the interest is based on a fixed percentage or percentages of receipts or sales.
From time to time, the REIT may enter into hedging transactions with respect to one or more of the REIT’s assets or liabilities. The REIT’s hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Except to the extent provided by Treasury regulations, any income the REIT derives from a hedging transaction that is clearly identified as such as specified in the Code, including gain from the sale or disposition of such a hedging transaction, will not constitute gross income for purposes of the 75% or 95% gross income tests, and therefore will be excluded for purposes of these tests, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate. The term “hedging transaction,” as used above, generally means any transaction the REIT enters into in the normal course of its business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by the REIT. The term “hedging transaction” also includes any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property that generates such income or gain), including gain from the termination of such a transaction. The term “hedging transaction” also includes hedges of other hedging transactions described in this paragraph. The REIT intends to structure any hedging transactions in a manner that does not jeopardize its status as a real estate investment trust.
As a general matter, certain foreign currency gains recognized by the REIT will be excluded from gross income for purposes of one or both of the gross income tests, as follows.
“Real estate foreign exchange gain” will be excluded from gross income for purposes of both the 75% and 95% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain qualified business units of a real estate investment trust.
“Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations that would not fall within the scope of the definition of real estate foreign exchange gain.
If the REIT fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, the REIT may nevertheless qualify as a real estate investment trust for that year if the REIT satisfies the requirements of other provisions of the Code that allow relief from disqualification as a real estate investment trust. These relief provisions will generally be available if:

•	The REIT’s failure to meet the income tests was due to reasonable cause and not due to willful neglect; and

•	The REIT files a schedule of each item of income in excess of the limitations described above in accordance with regulations to be prescribed by the IRS.
The REIT might not be entitled to the benefit of these relief provisions, however. Even if these relief provisions apply, the REIT would have to pay a tax on the excess income. The tax will be a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) 75% of the REIT’s gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) 95% of the REIT’s gross income over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect the REIT’s profitability.
Asset Tests. The REIT, at the close of each quarter of its taxable year, must also satisfy four tests relating to the nature of its assets.

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First, at least 75% of the value of the REIT’s total assets must be represented by real estate assets, including (a) real estate assets held by the REIT’s disregarded entity subsidiaries (if any), the REIT’s allocable share of real estate assets held by partnerships in which the REIT owns an interest and stock issued by another real estate investment trust, (b) for a period of one year from the date of the REIT’s receipt of proceeds of an offering of the shares of REIT stock or publicly offered debt with a term of at least five years, stock or debt instruments purchased with these proceeds and (c) cash, cash items and government securities.

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Second, not more than 25% of the REIT’s total assets may be represented by securities other than those in the 75% asset class (except that not more than 25% of the REIT’s total assets may be represented by “nonqualified” debt instruments issued by publicly offered real estate investment trusts).

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Third, not more than 20% of the REIT’s total assets may constitute securities issued by TRSs (25% with respect to the REIT’s taxable years ending on or before December 31, 2017) and of the investments included in the 25% asset class, the value of any one issuer’s securities, other than equity securities issued by another real estate investment trust or securities issued by a TRS, owned by the REIT may not exceed 5% of the value of the REIT’s total assets. In addition, not more than 25% of the value of the REIT’s total assets may consist of “nonqualified” publicly offered REIT debt, as defined in Section 856(c)(5)(L) of the Code.

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Fourth, the REIT may not own more than 10% of the vote or value of the outstanding securities of any one issuer, except for issuers that are real estate investment trusts, disregarded entity subsidiaries or TRSs, or certain securities that qualify under a safe harbor provision of the Code (such as so-called “straight-debt” securities). Solely for the purposes of the 10% value test described above, the determination of the REIT’s interest in the assets of any partnership or limited liability company in which the REIT owns an interest will be based on the REIT’s proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

If the IRS successfully challenges the partnership status of any of the partnerships in which the REIT maintains a more than 10% vote or value interest (including the Operating Partnership), and the partnership is reclassified as a corporation or a publicly traded partnership taxable as a corporation, the REIT could lose its real estate investment trust status. In addition, in the case of such a successful challenge, the REIT could lose its real estate investment trust status if such recharacterization results in the REIT otherwise failing one of the asset tests described above.
Certain relief provisions may be available to the REIT if it fails to satisfy the asset tests described above after a 30-day cure period. Under these provisions, the REIT will be deemed to have met the 5% and 10% real estate investment trust asset tests if the value of the REIT’s nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of the REIT’s assets at the end of the applicable quarter and (b) $10,000,000, and (ii) the REIT disposes of the nonqualifying assets within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued. For violations due to reasonable cause and not willful neglect that are not described in the preceding sentence, the REIT may avoid disqualification as a real estate investment trust under any of the asset tests, after the 30-day cure period, by taking steps including (i) the disposition of the nonqualifying assets to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.
Annual Distribution Requirements. The REIT, in order to qualify as a real estate investment trust, is required to distribute dividends, other than capital gain dividends, to the REIT’s shareholders in an amount at least equal to (1) the sum of (a) 90% of the REIT’s “real estate investment trust taxable income,” computed without regard to the dividends paid deduction and the REIT’s net capital gain, and (b) 90% of the REIT’s net after-tax income, if any, from foreclosure property minus (2) the sum of certain items of non-cash income.
In addition, if the REIT recognizes gain on the disposition of any asset it owned prior to its conversion into a REIT during the five-year period beginning January 1, 2016, or if the REIT acquires an asset from a C corporation in a carryover basis transaction and disposes of such asset within five years of acquiring the asset, the REIT may be required to distribute at least 90% of the after-tax built-in gain, if any, recognized on the disposition of the asset.
These distributions must be paid in the taxable year to which the distributions relate, or in the following taxable year if declared before the REIT timely files its tax return for the year to which the distributions relate and if paid on or before the first regular dividend payment after the declaration. However, for U.S. federal income tax purposes, these distributions that are declared in October, November or December as of a record date in such month and actually paid in January of the following year will be treated as if the distributions were paid on December 31 of the year declared.
To the extent that the REIT does not distribute all of its net capital gain or distributes at least 90%, but less than 100%, of the REIT’s real estate investment trust taxable income, as adjusted, the REIT will have to pay tax on the undistributed amounts at regular ordinary and capital gain corporate tax rates. Furthermore, if the REIT fails to distribute during each calendar year at least the sum of (a) 85% of the REIT’s ordinary income for that year, (b) 95% of the REIT’s capital gain net income for that year and (c) any undistributed taxable income from prior periods, the REIT would have to pay a 4% excise tax on the excess of the required distribution over the sum of the amounts actually distributed and retained amounts on which income tax is paid at the corporate level.
The REIT intends to satisfy the annual distribution requirements.
From time to time, the REIT may not have sufficient cash or other liquid assets to meet the 90% distribution requirement due to timing differences between (a) when the REIT actually receives income and when the REIT actually pays deductible expenses and (b) when the REIT includes the income and deducts the expenses in arriving at the REIT’s taxable income. If timing differences of this kind occur, in order to meet the 90% distribution requirement, the REIT may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.
Under certain circumstances, the REIT may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in the REIT’s deduction for dividends paid for the earlier year. Thus, the REIT may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the REIT will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.
Failure to Qualify as a Real Estate Investment Trust
If the REIT would otherwise fail to qualify as a real estate investment trust because of a violation of one of the requirements described above, the REIT’s qualification as a real estate investment trust will not be terminated if the violation is due to reasonable cause and not willful neglect and the REIT pays a penalty tax of $50,000 for the violation. The immediately preceding sentence does not apply to violations of the income tests described above or a violation of the asset tests described above, each of which have specific relief provisions that are described above.
If the REIT fails to qualify for taxation as a real estate investment trust in any taxable year, and the relief provisions do not apply, the REIT will have to pay tax, including any applicable alternative minimum tax, on the REIT’s taxable income at regular corporate rates. The REIT will not be able to deduct distributions to shareholders in any year in which the REIT fails to qualify, nor will the REIT be required to make distributions to shareholders. In this event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable to the shareholders as dividend income (which may be subject to tax at preferential rates) and corporate distributees may be eligible for the dividends-received deduction if such distributees satisfy the relevant provisions of the Code. Unless entitled to relief under specific statutory provisions, the REIT will also be disqualified from taxation as a real estate investment trust for the four taxable years following the year during which qualification was lost. The REIT might not be entitled to the statutory relief described above in all circumstances.
 Excess Inclusion Income
If the REIT holds a residual interest in a REMIC or certain interests in a TMP from which the REIT derives “excess inclusion income,” the REIT may be required to allocate such income among its shareholders in proportion to the dividends received by the REIT’s shareholders, even though the REIT may not receive such income in cash. To the extent that excess inclusion income is allocable to a particular shareholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the shareholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of shareholders that are otherwise generally exempt from U.S. federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty, to the extent allocable to most types of foreign shareholders.
Taxation of Holders of Common Stock or Preferred Stock
U.S. Shareholders
Dividends. As long as the REIT qualifies as a real estate investment trust, distributions made by the REIT out of its current or accumulated earnings and profits, and not designated as capital gain dividends, will constitute dividends taxable to the REIT’s taxable U.S. shareholders as ordinary income. Noncorporate U.S. shareholders will generally not be entitled to the preferential tax rate applicable to certain types of dividends except with respect to the portion of any distribution (a) that represents income from dividends the REIT received from a corporation in which the REIT owns shares (but only if such dividends would be eligible for the lower rate on dividends if paid by the corporation to its individual shareholders), (b) that is equal to the sum of the REIT’s real estate investment trust taxable income (taking into account the dividends paid deduction available to the REIT) and certain net built-in gain with respect to property acquired from a C corporation in certain transactions in which the REIT must adopt the basis of the asset in the hands of the C corporation for the REIT’s previous taxable year and less any taxes paid by the REIT during its previous taxable year, or (c) that represents earnings and profits that were accumulated in a non-real estate investment trust taxable year, in each case, provided that certain holding period and other requirements are satisfied at both the REIT and individual shareholder level. Noncorporate U.S. shareholders should consult their own tax advisors to determine the impact of tax rates on dividends received from the REIT. Distributions made by the REIT will not be eligible for the dividends received deduction in the case of U.S. shareholders that are corporations. Distributions made by the REIT that the REIT properly designates as capital gain dividends will be taxable to U.S. shareholders as gain from the sale of a capital asset held for more than one year, to the extent that such dividends do not exceed the REIT’s actual net capital gain for the taxable year, without regard to the period for which a U.S. shareholder has held the shares of REIT stock. Thus, with certain limitations, capital gain dividends received by an individual U.S. shareholder may be eligible for preferential rates of taxation. U.S. shareholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.
To the extent that the REIT makes distributions not designated as capital gain dividends in excess of the REIT’s current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. shareholder. Thus, these distributions will reduce the adjusted basis that the U.S. shareholder has in the shares of REIT stock for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of a U.S. shareholder’s adjusted basis in the shares of REIT stock will be taxable as capital gains, provided that the shares of REIT stock have been held as a capital asset. For purposes of determining the portion of distributions on separate classes of shares of REIT stock that will be treated as dividends for U.S. federal income tax purposes, current and accumulated earnings and profits will be allocated to distributions resulting from priority rights of preferred stock before being allocated to other distributions.
As described above, dividends authorized by the REIT in October, November, or December of any year and payable to a shareholder of record on a specified date in any of these months will be treated as both paid by the REIT and received by the shareholder on December 31 of that year, provided that the REIT actually pays the dividend on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any net operating losses or capital losses of the REIT.
 The REIT may make distributions to holders of shares of REIT stock that are paid in shares of REIT stock. In certain circumstances, these distributions may be intended to be treated as dividends for U.S. federal income tax purposes and a U.S. shareholder would, therefore, generally have taxable income with respect to such distributions of shares of REIT stock and may have a tax liability on account of such distribution in excess of the cash (if any) that is received.
U.S. shareholders holding shares of REIT stock at the close of the REIT’s taxable year will be required to include, in computing the U.S. shareholders’ long-term capital gains for the taxable year in which the last day of the REIT’s taxable year falls, the amount of the REIT’s undistributed net capital gain that the REIT designates in a written notice mailed to its shareholders. The REIT may not designate amounts in excess of the REIT’s undistributed net capital gain for the taxable year. Each U.S. shareholder required to include the designated amount in determining the shareholder’s long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by the REIT in respect of the undistributed net capital gains. U.S. shareholders to whom these rules apply will be allowed a credit or a refund, as the case may be, for the tax such shareholders are deemed to have paid. U.S. shareholders will increase their basis in the shares of REIT stock by the difference between the amount of the includible gains and the tax deemed paid by the shareholders in respect of these gains.
Distributions made by the REIT and gain arising from a U.S. shareholder’s sale or exchange of shares of REIT stock will not be treated as passive activity income. As a result, U.S. shareholders generally will not be able to apply any passive losses against that income or gain.
Sale or Exchange of shares of REIT stock. When a U.S. shareholder sells or otherwise disposes of shares of REIT stock, the shareholder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition, and (b) the holder’s adjusted basis in the shares for tax purposes. This gain or loss will be capital gain or loss if the U.S. shareholder has held the shares as capital assets. The gain or loss will be long-term gain or loss if the U.S. shareholder has held the shares for more than one year. Long-term capital gain of an individual U.S. shareholder is generally taxed at preferential rates. In general, any loss recognized by a U.S. shareholder when the shareholder sells or otherwise disposes of shares of REIT stock that the shareholder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the shareholder from the REIT that were required to be treated as long-term capital gains.
Redemption of Preferred Stock. The REIT’s preferred stock may be redeemable by the REIT under certain circumstances described in the applicable prospectus supplement. Any redemption of preferred stock for cash will be a taxable transaction for United States Federal income tax purposes. If a redemption for cash by a U.S. shareholder is treated as a sale or redemption of such preferred stock for United States Federal income tax purposes, the holder will recognize capital gain or loss equal to the difference between the purchase price and the U.S. shareholder’s adjusted tax basis in the preferred stock redeemed by us. The gain or loss would be long-term capital gain or loss if the holding period for the preferred stock exceeds one year. The deductibility of capital losses may be subject to limitations.
The receipt of cash by a shareholder in redemption of the preferred stock will be treated as a sale or redemption for United States federal income tax purposes if the redemption:
•    is “not essentially equivalent to a dividend” with respect to the holder under the Code;
•    is a “substantially disproportionate” redemption with respect to the holder under the Code; or
•    results in a “complete termination” of the holder’s stock interest in the REIT under the Code.
In determining whether any of these tests has been met, a holder must take into account not only preferred stock or any other class of the REIT stock it actually owns, but also any of the REIT’s stock regardless of class it constructively owns within the meaning of the Code (including stock that is owned, directly or indirectly, by certain members of the holder’s family and certain entities (such as corporations, partnerships, trusts and estates) in which the holder has an equity interest as well as stock that may be acquired through options that it owns).
A distribution to a shareholder will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the shareholder’s stock interest (taking into account all shares owned, regardless of class or series) in the REIT. Whether the receipt of cash by a shareholder will result in a meaningful reduction of the shareholder’s proportionate interest will depend on the shareholder’s particular facts and circumstances. If, however, as a result of a redemption of preferred stock, a U.S. shareholder whose relative stock interest (actual or constructive) in the REIT is minimal and who exercises no control over corporate affairs suffers a reduction in its proportionate interest in the REIT (including any ownership of stock constructively owned), the holder generally should be regarded as having suffered a “meaningful reduction” in its interest in the REIT.

Satisfaction of the “substantially disproportionate” and “complete termination” exceptions is dependent upon compliance with certain objective tests set forth in the Code. A distribution to a shareholder will be “substantially disproportionate” if the percentage of the REIT’s outstanding voting stock actually and constructively owned by the shareholder immediately following the redemption of preferred stock (treating preferred stock redeemed as not outstanding) is less than 80% of the percentage of the REIT’s outstanding voting stock actually and constructively owned by the shareholder immediately before the redemption (treating preferred stock redeemed pursuant to the tender offer as not outstanding), and immediately following the redemption the shareholder actually and constructively owns less than 50% of the total combined voting power of the REIT. Because the REIT’s preferred stock is nonvoting stock, a holder would have to reduce such holder’s holdings in any of the REIT’s classes of voting stock to satisfy this test.
A distribution to a shareholder will result in a “complete termination” if either (1) all of the preferred stock and all other classes of the REIT’s stock actually and constructively owned by the shareholder are redeemed or (2) all of the preferred stock and the REIT’s other classes of stock actually owned by the shareholder are redeemed or otherwise disposed of and the shareholder is eligible to waive, and effectively waives, the attribution of the REIT’s stock constructively owned by the shareholder in accordance with the procedures described in the Code.
Any redemption may not be a redemption of all of the REIT’s preferred stock. If the REIT were to redeem less than all of the preferred stock, a shareholder’s ability to meet any of the three tests described above might be impaired. In consulting with their tax advisors, shareholders should discuss the consequences of a partial redemption of the REIT’s preferred stock on the amount of the REIT’s stock actually and constructively owned by such holder required to produce the desired tax treatment.
If a U.S. shareholder’s receipt of cash attributable to a redemption of the REIT’s preferred stock for cash does not meet one of the tests described above, then the cash received by such holder in the tender offer will be treated as a dividend and taxed as described above.
Backup Withholding. The REIT will report to its U.S. shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, backup withholding may apply to a shareholder with respect to dividends paid unless the holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. The IRS may also impose penalties on a U.S. shareholder that does not provide the REIT with such shareholder’s correct taxpayer identification number. A shareholder may credit any amount paid as backup withholding against the shareholder’s income tax liability. In addition, the REIT may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to the REIT.
Taxation of Tax-Exempt Shareholders. The IRS has ruled that amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt shareholder is not one of the types of entity described below and has not held its shares as “debt financed property” within the meaning of the Code, and the shares are not otherwise used in a trade or business, the dividend income from shares will not be unrelated business taxable income to a tax-exempt shareholder. Similarly, income from the sale of shares will not constitute unrelated business taxable income unless the tax-exempt shareholder has held the shares as “debt financed property” within the meaning of the Code or has used the shares in a trade or business.
Notwithstanding the above paragraph, tax-exempt shareholders will be required to treat as unrelated business taxable income any dividends paid by the REIT that are allocable to the REIT’s “excess inclusion” income, if any.
Income from an investment in shares of REIT stock will constitute unrelated business taxable income for tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under the applicable subsections of Section 501(c) of the Code, unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by the shares of REIT stock. Prospective investors of the types described in the preceding sentence should consult such investors’ own tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the foregoing, however, a portion of the dividends paid by a “pension-held REIT” will be treated as unrelated business taxable income to any trust that

•	is described in certain provisions of the Code relating to qualified pension, profit-sharing and stock bonus plans;

•	is described in certain provisions of the Code relating to tax-exempt organizations; and

•	holds more than 10% (by value) of the equity interests in the REIT.
Tax-exempt pension, profit-sharing and stock bonus funds described in the first bullet point above are referred to below as “qualified trusts.” A real estate investment trust is a “pension-held REIT” if:

•
the real estate investment trust would not have qualified as a real estate investment trust but for the fact that the Code provides that stock owned by qualified trusts will be treated, for purposes of the “not closely held” requirement, as owned by the beneficiaries of the trust (rather than by the trust itself); and

•
either (a) at least one qualified trust holds more than 25% by value of the outstanding capital stock of the REIT or (b) one or more qualified trusts, each of which owns more than 10% by value of the outstanding capital stock of the REIT, hold in the aggregate more than 50% by value of the outstanding capital stock of the REIT.

The percentage of any real estate investment trust dividend treated as unrelated business taxable income to a qualifying trust is equal to the ratio of (a) the gross income of the REIT from unrelated trades or businesses, determined as though the REIT were a qualified trust, less direct expenses related to this gross income, to (b) the total gross income of the REIT, less direct expenses related to the total gross income. A de minimis exception applies where this percentage is less than 5% for any year. The REIT does not expect to be classified as a “pension-held REIT.”
The rules described above under the heading “U.S. Shareholders” concerning the inclusion of the REIT’s designated undistributed net capital gains in the income of the REIT’s shareholders will apply to tax-exempt entities. Thus, tax-exempt entities will be allowed a credit or refund of the tax deemed paid by these entities in respect of the includible gains.
Medicare Tax. A U.S. shareholder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. shareholder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. shareholder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes the holder’s dividend income and the holder’s net gains from the disposition of shares of REIT stock, unless such dividends or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. shareholder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the REIT stock.
 Non-U.S. Shareholders
The rules governing U.S. federal income taxation of non-U.S. shareholders are highly technical and complex. The following discussion is only a limited summary of these rules. Prospective non-U.S. shareholders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws with regard to an investment in the shares of REIT stock, including any reporting requirements.

Ordinary Dividends. Distributions, other than distributions that are treated as attributable to gain from sales or exchanges by the REIT of U.S. real property interests, as discussed below, and other than distributions designated by the REIT as capital gain dividends, will be treated as ordinary income to the extent that the distributions are made out of the REIT’s current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution will ordinarily apply to distributions of this kind to non-U.S. shareholders, unless an applicable tax treaty reduces that tax. However, if income from the investment in the REIT stock is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business or is attributable to a permanent establishment that the non-U.S. shareholder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. shareholder to U.S. taxation on a net income basis, tax at graduated rates will generally apply to the non-U.S. shareholder in the same manner as U.S. shareholders are taxed with respect to dividends, and the 30% branch profits tax may also apply if the shareholder is a foreign corporation. The REIT expects that it or the required withholding agent will withhold U.S. tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of U.S. real property interests and capital gain dividends, paid to a non-U.S. shareholder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with the REIT or the appropriate withholding agent or (b) the non-U.S. shareholder files an IRS Form W-8-ECI or a successor form with the REIT or the appropriate withholding agent claiming that the distributions are effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business and in either case other applicable requirements were met.
If a non-U.S. shareholder receives an allocation of “excess inclusion income” with respect to a REMIC residual interest or an interest in a TMP owned by the REIT, the non-U.S. shareholder will be subject to U.S. federal income tax withholding at the maximum rate of 30% with respect to such allocation, without reduction pursuant to any otherwise applicable income tax treaty.
Return of Capital. Distributions in excess of the REIT’s current and accumulated earnings and profits, which are not treated as attributable to the gain from the REIT’s disposition of a U.S. real property interest, will not be taxable to a non-U.S. shareholder to the extent that the distributions do not exceed the non-U.S. shareholder’s adjusted basis in such shareholder’s shares of REIT stock. Distributions of this kind will instead reduce the adjusted basis of such shares. To the extent that distributions of this kind exceed the non-U.S. shareholder’s adjusted basis in such shareholder’s shares of REIT stock, the distributions will give rise to tax liability if the non-U.S. shareholder otherwise would have to pay tax on any gain from the sale or disposition of the shares, as described below. If it cannot be determined at the time a distribution is made whether the distribution will be in excess of current and accumulated earnings and profits, withholding will apply to the distribution at the rate applicable to dividends. However, the non-U.S. shareholder may seek a refund of these amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of the REIT’s current and accumulated earnings and profits.
Also, the REIT (or applicable withholding agent) could potentially be required to withhold at least 10% (15% for distributions after February 16, 2016) of any distribution in excess of the REIT’s current and accumulated earnings and profits, even if the non-U.S. shareholder is not liable for U.S. tax on the receipt of that distribution. However, a non-U.S. shareholder may seek a refund of these amounts from the IRS if the non-U.S. shareholder’s tax liability with respect to the distribution is less than the amount withheld. Such withholding should generally not be required if a non-U.S. shareholder would not be taxed under the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), upon a sale or exchange of shares of REIT stock. See discussion below under “—Sales of Shares of REIT Stock”.
 Capital Gain Dividends. Distributions that are attributable to gain from sales or exchanges by the REIT of U.S. real property interests that are paid with respect to any class of REIT stock that is regularly traded on an established securities market located in the United States and held by a non-U.S. shareholder who does not own more than 10% of such class of stock at any time during the one year period ending on the date of distribution will be treated as a normal distribution by the REIT, and such distributions will be taxed as described above in “—Ordinary Dividends”.
Distributions that are not described in the preceding paragraph that are attributable to gain from sales or exchanges by the REIT of U.S. real property interests will be taxed to a non-U.S. shareholder under the provisions of FIRPTA. Under this statute, these distributions are taxed to a non-U.S. shareholder as if the gain were effectively connected with a U.S. business. Thus, non-U.S. shareholders will be taxed on the distributions at the normal capital gain rates applicable to U.S. shareholders, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of individuals, and the 30% branch profits tax may also apply if the shareholder is a foreign corporation. The REIT (or applicable withholding agent) is required by applicable Treasury regulations under this statute to withhold 35% of any distribution that the REIT could designate as a capital gain dividend. However, if the REIT designates as a capital gain dividend a distribution made before the day the REIT actually effects the designation, then although the distribution may be taxable to a non-U.S. shareholder, withholding does not apply to the distribution under this statute. Rather, the REIT must effect the 35% withholding from distributions made on and after the date of the designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The non-U.S. shareholder may credit the amount withheld against its U.S. tax liability.
Distributions to a non-U.S. shareholder that are designated by the REIT at the time of distribution as capital gain dividends that are not attributable to or treated as attributable to the disposition by the REIT of a U.S. real property interest generally will not be subject to U.S. federal income taxation, except as described above.
Share Distributions. The REIT may make distributions to holders of shares of REIT stock that are paid in shares of REIT stock. In certain circumstances, these distributions may be intended to be treated as dividends for U.S. federal income tax purposes and, accordingly, would be treated in a manner consistent with the discussion above under “—Ordinary Dividends” and “—Capital Gains Dividends”. If the REIT (or applicable withholding agent) is required to withhold an amount in excess of any cash distributed along with the shares of REIT stock, some of the shares that would otherwise be distributed will be retained and sold in order to satisfy such withholding obligations.
Sales of Shares of REIT Stock. Gain recognized by a non-U.S. shareholder upon a sale or exchange of shares of REIT stock generally will not be taxed under FIRPTA if the REIT is a “domestically controlled REIT,” defined generally as a real estate investment, less than 50% in value of the stock of which is and was held directly or indirectly by foreign persons at all times during a specified testing period (provided that, if any class of a REIT’s stock is regularly traded on an established securities market in the United States, a person holding less than 5% of such class during the testing period is presumed not to be a foreign person, unless the REIT has actual knowledge otherwise). The REIT believes that it is a “domestically controlled REIT”, and, therefore, assuming that the REIT continues to be a “domestically controlled REIT,” that taxation under this statute generally will not apply to the sale of shares of REIT stock. However, gain to which this statute does not apply will be taxable to a non-U.S. shareholder if investment in the shares of REIT stock is treated as effectively connected with the non-U.S. shareholder’s U.S. trade or business or is attributable to a permanent establishment that the non-U.S. shareholder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. shareholder to U.S. taxation on a net income basis. In this case, the same treatment will apply to the non-U.S. shareholder as to U.S. shareholders with respect to the gain. In addition, gain to which FIRPTA does not apply will be taxable to a non-U.S. shareholder if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, or maintains an office or a fixed place of business in the United States to which the gain is attributable. In this case, a 30% tax will apply to the nonresident alien individual’s capital gains. A similar rule will apply to capital gain dividends to which this statute does not apply.
 If the REIT does not qualify as a “domestically controlled REIT”, the tax consequences to a non-U.S. shareholder of a sale of shares of REIT stock depends upon whether such stock is regularly traded on an established securities market and the amount of such stock that is held by the non-U.S. shareholder. Specifically, a non-U.S. shareholder that holds a class of shares of REIT stock that is traded on an established securities market will only be subject to FIRPTA in respect of a sale of such shares if the shareholder owned more than 10% of the shares of such class at any time during a specified period. This period is generally the shorter of the period that the non-U.S. shareholder owned such shares or the five-year period ending on the date when the shareholder disposed of the shares. A non-U.S. shareholder that holds shares of a class of REIT stock that is not traded on an established securities market will only be subject to FIRPTA in respect of a sale of such shares if on the date the shares were acquired by the shareholder such shares had a fair market value greater than the fair market value on that date of 5% of the regularly traded class of the REIT’s outstanding shares with the lowest fair market value. If a non-U.S. shareholder holds a class of shares of REIT stock that is not regularly traded on an established securities market, and subsequently acquires additional shares of the same class, then all such shares must be aggregated and valued as of the date of the subsequent acquisition for purposes of the 5% test that is described in the preceding sentence. If tax under FIRPTA applies to the gain on the sale of shares of REIT stock, the same treatment would apply to the non-U.S. shareholder as to U.S. shareholders with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.
Backup Withholding and Information Reporting. If you are a non-U.S. shareholder, we and other payors are required to report payments of dividends on IRS Form 1042-S even if the payments are exempt from withholding. However, you are otherwise generally exempt from backup withholding and information reporting requirements with respect to:
•     dividend payments and
•     the payment of the proceeds from the sale of shares of REIT stock effected at a U.S. office of a broker, as long as the income associated with these payments is otherwise exempt from U.S. federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished to the payor or broker:

•	a valid IRS Form W-8BEN or W-8BEN-E, as applicable, or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-U.S. person, or

•	other documentation upon which the payor or broker may rely to treat the payments as made to a non-U.S. person in accordance with U.S. Treasury regulations, or
•     you otherwise establish an exemption.
Payment of the proceeds from the sale of shares of REIT stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of such shares that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:
•     the proceeds are transferred to an account maintained by you in the United States,
•     the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations, unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption.
 In addition, a sale of shares of REIT stock will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a U.S. person,

•	a controlled foreign corporation for U.S. federal tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•
one or more of such foreign partnership’s partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a U.S. trade or business, unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.
You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.
FATCA Withholding
Pursuant to Sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Such payments will include U.S.-source dividends and the gross proceeds from the sale or other disposition of stock that can produce U.S.-source dividends. Payments of dividends that you receive in respect of the REIT stock could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold shares of REIT stock through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). However, FATCA withholding will not apply to payments of gross proceeds from a sale or other disposition of REIT stock before January 1, 2019. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.
Federal Estate Taxes
Shares of REIT stock held by a non-U.S. shareholder at the time of death will be included in the shareholder’s gross estate for U.S. Federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.
Other Tax Consequences
State or local taxation may apply to the REIT and its shareholders in various state or local jurisdictions, including those in which the REIT or its shareholders transact business or reside. The state and local tax treatment of the REIT and its shareholders may not conform to the U.S. Federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the REIT.
Taxation of Holders of Most Fixed Rate Debt Securities
This section describes the material United States Federal income tax consequences of owning the fixed rate debt securities that we may offer for your general information only. It is not tax advice. It applies to you only if the fixed rate debt securities that you purchase are not original issue discount, contingent interest or zero coupon debt securities and you acquire the fixed rate debt securities in the initial offering at the offering price. If you purchase these fixed rate debt securities at a price other than the offering price, the amortizable bond premium or market discount rules, which are not described herein, may also apply to you. You should consult your own tax advisor regarding this possibility.
The tax consequences of owning any zero coupon debt securities, original issue discount debt securities, floating rate debt securities, convertible or exchangeable debt securities, or indexed debt securities that we offer will be discussed in the applicable prospectus supplement.

U.S. Holders
This subsection describes the tax consequences to a U.S. debt security holder If you are not a U.S. debt security holder of a fixed rate debt security to which this section applies, this subsection does not apply to you and you should refer to “—Non-U.S. Debt Security Holders” below.
Payments of Interest. You will be taxed on interest on your fixed rate debt security as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.
Purchase, Sale and Retirement of Fixed Rate Debt Securities. Your tax basis in your fixed rate debt security generally will be its cost. You will generally recognize capital gain or loss on the sale or retirement of your note equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest, and your tax basis in your note. Capital gain of a noncorporate U.S. debt security holder is generally taxed at preferential rates where the holder has a holding period greater than one year.
Medicare Tax. A U.S. debt security holder that is an individual, estate or trust is subject to a 3.8% Medicare tax. See “Material U.S. Federal Income Tax Considerations—Taxation of Holders of Common Stock or Preferred Stock—U.S. Shareholders—Medicare Tax” above for a complete discussion of this tax. If you are a U.S. debt security holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the REIT’s debt securities.
Non-U.S. Debt Security Holders
This subsection describes the tax consequences to a non-U.S. debt security holder. If you are a U.S. debt security holder, this subsection does not apply to you.
Under United States Federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a non-U.S. debt security holder:

•	we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal and interest to you if, in the case of payments of interest:

1.	you do not actually or constructively own 10% or more of the total combined voting power of all classes of the REIT stock,

2.	you are not a controlled foreign corporation that is related to us through stock ownership, and

3.	the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

a.
you have furnished to the U.S. payor a valid IRS Form W-8BEN or W-8BEN-E, as applicable, or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

b.
in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a non-United States person,

c.	the U.S. payor has received a withholding certificate (furnished on an appropriate IRS Form W-8 or an acceptable substitute form) from a person claiming to be:

i.
a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the IRS to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

ii.
a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS), or

iii.	a U.S. branch of a non-United States bank or of a non-United States insurance company, and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the notes in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the IRS),

d.	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business,

i.
certifying to the U.S. payor under penalties of perjury that a valid IRS Form W-8BEN or W-8BEN-E, as applicable, or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

ii.	to which is attached a copy of the IRS Form W-8BEN or W-8BEN-E, as applicable, or acceptable substitute form, or

4.
The U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the fixed rate debt securities in accordance with U.S. Treasury regulations, and

•	no deduction for any United States Federal withholding tax will be made from any gain that you realize on the sale or exchange of your note..
Further, a fixed rate debt security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States Federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of the REIT stock at the time of death, and

•	the income on the fixed rate debt security would not have been effectively connected with a United States trade or business of the decedent at the same time.
FATCA Withholding
Payments that you receive in respect of the REIT’s debt securities could be affected by FATCA withholding. See “Material U.S. Federal Income Tax Considerations—Taxation of Holders of Common Stock or Preferred Stock—Non-U.S. Shareholders—FATCA Withholding” above for a complete discussion of these rules.

Backup Withholding and Information Reporting
Information reporting rules and backup withholding generally apply to payments of interest and to the sale of fixed rate debt securities in the same manner that they apply to dividend payments and to the proceeds of the sale of shares of REIT stock , respectively. See “Material U.S. Federal Income Tax Considerations—Taxation of Holders of Common Stock or Preferred Stock—U.S. Shareholders—Backup Withholding” and “Material U.S. Federal Income Tax Considerations—Taxation of Holders of Common Stock or Preferred Stock—Non-U.S. Shareholders—Backup Withholding and Information Reporting” above for a complete discussion of these rules.

PLAN OF DISTRIBUTION

We may offer and sell the offered securities in and outside the United States in any one or more of the following ways:

•	through underwriters or dealers;

•	directly to purchasers, including our affiliates and stockholders, in a rights offering or an “at-the-market” offering;

•	through agents;

•	through brokers or dealers as part of, or in connection with, derivative transactions; or

•	through a combination of any of these methods.

We may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The applicable prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, brokers, dealers or agents participating in the offering;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	in the case of debt securities, the interest rate, maturity and redemption provisions;

•	any securities exchanges on which the securities may be listed, if any;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any other information that we think is important.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm-commitment or best-efforts basis. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to specified conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us, and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from specified types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Derivative Transactions

We may sell securities as part of, or in connection with, our entering into a derivative transaction with a financial institution. The financial institution may hedge its position by making sales of securities covered by this prospectus.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against specified civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

At-the-Market Offerings

We may offer our securities into an existing trading market on the terms described in the applicable prospectus supplement. Underwriters, brokers, dealers and agents may participate in at-the-market offerings.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, various legal matters incident to the issuance and validity of the securities offered by the applicable prospectus supplement are subject to the opinions of Venable LLP, Baltimore, Maryland, and Thompson Hine LLP, Cleveland, Ohio. Certain tax matters will be passed upon by Sullivan & Cromwell LLP, New York, New York. In addition, counsel that will be named in the applicable prospectus supplement will pass upon the validity of any securities offered under the applicable prospectus supplement for any underwriters or agents.

EXPERTS
The balance sheet of Forest City Realty Trust, Inc. incorporated in this prospectus by reference to Forest City Realty Trust, Inc.’s Amendment No. 2 to Registration Statement on Form S-4 dated September 15, 2015 has been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements, financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Forest City Enterprises, Inc. incorporated in this prospectus by reference to Forest City Enterprises, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as amended, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of FC HCN University Park, LLC and Subsidiaries as of December 31, 2013 and for the eleven months ended December 31, 2013 and year ended January 31, 2013 incorporated in this prospectus by reference to Exhibit 99.1 of Forest City Enterprises, Inc.’s amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The statements of operations, partners’ equity (deficit) and cash flows of Uptown Housing Partners, LP for the year ended December 31, 2012 incorporated in this prospectus by reference to Exhibit 99.1 of Forest City Enterprises, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as amended, have been audited by RSM US LLP (formerly McGladrey LLP), as independent auditors, as stated in their report incorporated by reference herein and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.

The statements of operations and comprehensive income (loss), members’ equity and cash flows for the year ended January 31, 2013 of FC 8 Spruce Mezzanine, LLC incorporated in this prospectus by reference to Exhibit 99.1 of Amendment No. 2 to Forest City Enterprises, Inc.’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2014 have been so incorporated in reliance on the report of Novogradac & Company LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the expenses payable in connection with the issuance and distribution of the securities being registered. All of the expenses will be borne by the Registrant.

Securities and Exchange Commission Registration Fee	$	*
Accounting fees and expenses		**
Trustee’s fees and expenses		**
Transfer agent and registrar fees		**
Legal fees and expenses		**
Printing fees and expenses		**
Rating agency fees		**
Miscellaneous		**
Total	$	**
* Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act.

** Because this Registration Statement covers an unspecified amount of securities, the expenses in connection with the issuance and distribution of securities are therefore not currently determinable.

Item 15. Indemnification of Directors and Officers

    Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty that is established by a final judgment and is material to the cause of action.

The Registrant’s Charter contains a provision that eliminates the liability of its directors and officers to the maximum extent permitted by Maryland law.
The Maryland General Corporation Law (“MGCL”) requires a Maryland corporation (unless the charter provides otherwise, which the Registrant’s Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A corporation may not indemnify a director or officer in a suit by or on behalf of the corporation in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct for indemnification or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or on behalf of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct for indemnification.

The Registrant’s Charter authorizes the Registrant, and the Registrant’s Bylaws obligate the Registrant, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer of the Registrant who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity; or

•
any individual who, while a director or officer of the Registrant and at the Registrant’s request, serves or has served as a director, officer, trustee, member, manager, or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

The Registrant’s Charter and Bylaws also permit the Registrant to indemnify and advance expenses to any person who served a predecessor of the Registrant in any of the capacities described above and any employee or agent of the Registrant or a predecessor of the Registrant.
The Registrant has entered into customary indemnification agreements with its directors and executive officers that require the Registrant, among other things, to indemnify the Registrant’s directors and executive officers against certain liabilities that may arise by reason of their status as directors or officers to the maximum extent permitted by Maryland law and provide for the advancement of expenses in connection therewith.
The Registrant also maintains directors’ and officers’ liability insurance which indemnifies the Registrant’s directors and officers against damages arising out of certain kinds of claims which might be made against them based on acts or things done (or not done) by them while acting in their capacity as directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 16. Exhibits

The exhibits to this Registration Statement are listed in the Exhibit Index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)
That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(a)
each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(b)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(c)
the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(d)	any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That, for purposes of determining any liability under the Securities Act:

(a)
the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

(b)
each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(9)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, the State of Ohio, on January 4, 2016.

FOREST CITY REALTY TRUST, INC.

By: /s/ Robert G. O’Brien

Robert G. O’Brien
Executive Vice President
and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles A. Ratner*	Chairman of the Board and Director	January 4, 2016
Charles A. Ratner

/s/ David J. LaRue*	President, Chief Executive Officer and Director	January 4, 2016
David J. LaRue	(Principal Executive Officer)

/s/ Robert G. O’Brien	Executive Vice President and Chief Financial Officer	January 4, 2016
Robert G. O’Brien	(Principal Financial Officer)

/s/ Charles D. Obert*	Senior Vice President—Corporate Controller	January 4, 2016
Charles D. Obert	Chief Accounting Officer (Principal Accounting Officer)

/s/ Deborah Ratner Salzberg*	Executive Vice President and Director	January 4, 2016
Deborah Ratner Salzberg

/s/ Brian J. Ratner*	Executive Vice President and Director	January 4, 2016
Brian J. Ratner

/s/ Bruce C. Ratner*	Executive Vice President and Director	January 4, 2016
Bruce C. Ratner

/s/ Ronald A. Ratner*	Executive Vice President and Director	January 4, 2016
Ronald A. Ratner

/s/ Arthur F. Anton*	Director	January 4, 2016
Arthur F. Anton

/s/ Kenneth J. Bacon*	Director	January 4, 2016
Kenneth J. Bacon

/s/ Scott S. Cowen*	Director	January 4, 2016
Scott S. Cowen

/s/ Christine Detrick*	Director	January 4, 2016
Christine Detrick

/s/ Michael P. Esposito, Jr. *	Director	January 4, 2016
Michael P. Esposito, Jr.

/s/ Deborah L. Harmon*	Director	January 4, 2016
Deborah L. Harmon

/s/ Stan Ross*	Director	January 4, 2016
Stan Ross

_______________________

* The undersigned, pursuant to a Power of Attorney executed by each of the Directors and Officers identified above and filed with the Commission, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of each of the persons noted above, in the capacities indicated.

/s/ Geralyn M. Presti
Geralyn M. Presti,
Attorney-in-Fact
Date: January 4, 2016

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement.**
3.1	Charter of the Registrant, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K12B filed on January 4, 2016 (File No. 333-205607).
3.2	Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K12B filed on January 4, 2016 (File No. 333-205607).
4.1
Form of Senior Indenture (open ended), including form of Senior Debt Securities, incorporated by reference to Exhibit 4.1 to the Predecessor Registrant’s Registration Statement on Form S-3, filed on December 9, 2014 (File No. 333-200825).

4.2
Indenture, dated as of October 26, 2009, between Forest City Enterprises, Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, including as Exhibit A thereto, the Form of 5.00% Convertible Senior Note due 2016, incorporated by reference to Exhibit 4.1 to the Predecessor Registrant’s Form 8-K filed on October 26, 2009 (File No. 1-4372).

4.2.1
First Supplemental Indenture, dated as of November 21, 2013, between Forest City Enterprises, Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the issuer’s 5.00% Convertible Senior Notes due 2016, incorporated by reference to Exhibit 4.1 to the Predecessor Registrant’s Form 8-K filed on November 21, 2013 (File No. 1-4372).

4.2.2
Second Supplemental Indenture, dated as of November 20, 2015, among Forest City Realty Trust, Inc., as issuer, Forest City Enterprises, Inc., as the predecessor issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the issuer’s 5.00% Convertible Senior Notes due 2016, incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on November 23, 2015 (File No. 333-205607).

4.3
Indenture, dated as of July 9, 2011, between Forest City Enterprises, Inc., as issuer, and The Bank of New York Mellon Company Trust Company, N.A., as trustee, including, as Exhibit A thereto, the Form of 4.25% Convertible Senior Note due 2018, incorporated by reference to Exhibit 4.1 to the Predecessor Registrant’s Form 8-K filed on July 19, 2011 (File No. 1-4372).

4.3.1
First Supplemental Indenture, dated as of November 21, 2013, between Forest City Enterprises, Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the issuer’s 4.25% Convertible Senior Notes due 2018, incorporated by reference to Exhibit 4.2 to the Predecessor Registrant’s Form 8-K filed on November 21, 2013 (File No. 1-4372).

4.3.2
Second Supplemental Indenture, dated as of November 20, 2015, among Forest City Realty Trust, Inc., as issuer, Forest City Enterprises, Inc., as the predecessor issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the issuer’s 4.25% Convertible Senior Notes due 2018, incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K filed on November 23, 2015 (File No. 333-205607).

4.4
Indenture, dated July 19, 2013, between Forest City Enterprises, Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, including as Exhibit A thereto, the Form of 3.625% Convertible Senior Note due 2020, incorporated by reference to Exhibit 4.1 to the Predecessor Registrant’s Form 8-K filed on July 19, 2013 (File No. 1-4372).

4.4.1
First Supplemental Indenture, dated as of November 20, 2015, among Forest City Realty Trust, Inc., as issuer, Forest City Enterprises, Inc., as the predecessor issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the issuer’s 3.625% Convertible Senior Notes due 2020, incorporated by reference to Exhibit 4.3 to the Registrant’s Form 8-K filed on November 20, 2015 (File No. 333-205607).

4.5
Senior Subordinated Indenture (open ended), including form of Senior Subordinated Debt Securities, incorporated by reference to Exhibit 4.2 to the Predecessor Registrant’s Post-Effective Amendment No. 3 to its Registration Statement on Form S-3 filed on April 30, 2009 (Registration No. 333-156394).

4.6
Junior Subordinated Indenture (open ended), including form of Junior Subordinated Debt Securities, incorporated by reference to Exhibit 4.2 to the Predecessor Registrant’s Post-Effective Amendment No. 3 to its Registration Statement on Form S-3 filed on April 30, 2009 (Registration No. 333-156394).

4.7	Form of Deposit Agreement, including form of Depositary Receipt.**
4.8	Form of Warrant Agreement, including form of Warrant.**
4.9	Form of Unit Agreement, including form of Unit.**
4.10	Form of Specimen Preferred Stock Certificate.**
5.1	Opinion of Venable LLP.*
5.2	Opinion of Thompson Hine LLP (as to New York law).*
8.1	Opinion of Sullivan & Cromwell LLP as to certain U.S. federal income tax matters.*
12.1	Computation of Ratio of Earnings to Fixed Charges and Preferred Dividends.*

23.1	Consent of PricewaterhouseCoopers LLP.*
23.2	Consent of PricewaterhouseCoopers LLP.*
23.3	Consent of RSM US LLP.*
23.4	Consent of Novogradac & Company LLP.*
23.5	Consent of Venable LLP. (included in Exhibit 5.1).*
23.6	Consent of Thompson Hine LLP (included in Exhibit 5.2).*
23.7	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1).*
24.1	Power of Attorney.*
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the trustee with respect to the debt securities.**

_________________________________

* Filed herewith.
** To be filed either by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference, if applicable.
*** To be filed separately under the electronic form type 305B2, if applicable.